Exhibit 10.1

           SECURITIES EXCHANGE AND ADDITIONAL NOTE PURCHASE AGREEMENT

         This SECURITIES EXCHANGE AND ADDITIONAL NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of August 3, 2007, by and between RIVER CAPITAL GROUP, INC., a Delaware corporation (f/k/a Ballistic Ventures, Inc., a whOOdoo.com, Inc., Greystone Credit Inc. and Permastoprust International, Inc.), with principal offices located at 7 Reid Street, Suite 312, Hamilton Bermuda, HM11 prior to the Exchange Closing (as defined below) and to be located at 300 East Sonterra Boulevard, San Antonio, Texas, 78258 as of and after the Exchange Closing ("RCGI"), and THE LONGVIEW FUND, L.P., a California limited partnership with its principal offices located at 600 Montgomery Street, 44th Floor, San Francisco, CA 94111 and other offices in Connecticut and New York ("Buyer"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sonterra SPA (as defined below).

         WHEREAS:

         A. RCGI and Buyer are executing and delivering this Agreement and the securities described herein in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC").

         B. Sonterra Resources Inc., a Delaware corporation ("Sonterra"), Buyer and certain officers of Sonterra are parties to an Amended and Restated Securities Purchase Agreement, effective as of July 9, 2007 (the "Sonterra SPA"), pursuant to which Buyer purchased (i) 333 shares (the "New Sonterra Common Shares") of common stock, no par value, of Sonterra ("Sonterra Common Stock"), for an aggregate amount of $9,990, which shares constitute 100% of the issued and outstanding Capital Stock of Sonterra, and (ii) a senior secured note in the initial principal amount of $322,500 (the "Deposit Note").

         C. Sonterra is a party to a Purchase and Sale Agreement dated as of July 9, 2007 (the "Cinco Purchase Agreement"), by and between Sonterra and Cinco Natural Resources Corporation (successor by merger with Cinco Resources, Inc.), a Delaware corporation ("Cinco"), pursuant to which, Cinco is selling and assigning to Sonterra, and Sonterra is acquiring and assuming, for an aggregate cash purchase price of approximately $5,150,000, certain assets and liabilities of Cinco described therein (the "Cinco Purchase");

         D. Prior to or contemporaneously with the execution and delivery hereof, Sonterra and Flash Gas & Oil Southwest, Inc., a Louisiana corporation ("Flash"), have entered into a Purchase and Sale Agreement, dated as of August 3, 2007 (the "Flash Purchase Agreement"), pursuant to (and subject to the terms and conditions of) which, on the Flash Acquisition Closing Date (as defined below) Flash shall sell and assign to Sonterra, and Sonterra shall acquire and assume from Flash, for an aggregate cash purchase price of up to $1,300,000, certain assets and liabilities of Flash described therein (the "Flash Purchase").

         E. Contemporaneously with the execution and delivery hereof, the transactions contemplated by the Sonterra SPA to occur at the Equity Closing (as defined therein) and the transactions contemplated by the Cinco Purchase

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Agreement are being consummated; without limiting the foregoing, pursuant to the
Sonterra SPA, Buyer is purchasing from Sonterra a senior secured note of Sonterra in the initial principal amount of $5,990,010 (of which $322,500 represents refinancing of the Deposit Note, which contemporaneously is being surrendered to Sonterra) (the "Sonterra Equity Note") and a warrant to purchase 50 shares of Sonterra Common Stock (the "Sonterra Warrant").

         F.       At the "Flash Acquisition Closing" (as defined in the Sonterra
SPA), the transactions contemplated by the Sonterra SPA to occur at the Flash Acquisition Closing and the transactions contemplated by the Flash Purchase Agreement will be consummated subject to the terms and conditions of the Sonterra SPA; without limiting the foregoing, pursuant to the Sonterra SPA, at the Flash Acquisition Closing Buyer will purchase an additional senior secured note of Sonterra in the initial principal amount of $2,000,000 (the "Sonterra Non-Equity Note").

         G. At the Exchange Closing (as defined herein), subject to the terms and conditions hereof, Buyer (i) will exchange all of its Sonterra Common Stock and the Sonterra Equity Note for 218,465,578 shares (subject to adjustment to reflect the Reverse Stock Split or any other stock split, stock dividend, stock combination or similar transaction after the date hereof) of common stock of RCGI, par value $0.001 per share (the common stock of RCGI being referred to herein as "RCGI Common Stock"; and any shares thereof being referred to herein as "RCGI Common Shares") (the RCGI Common Shares received by Buyer in such exchange being referred to as the "New RCGI Common Shares"), (ii) will exchange the Sonterra Warrant for a warrant (such warrant, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended or modified and in effect from time to time, the "RCGI Warrant") to purchase 49,586,777 RCGI Common Shares (subject to adjustment to reflect the Reverse Stock Split and any other stock split, stock dividend, stock combination or similar transaction after the date hereof) (the "Warrant Shares"), which RCGI Warrant shall have a term of five years and be exercisable into the Warrant Shares at a price per Warrant Share (the "Warrant Exercise Price") equal to 110% of the quotient of $6,000,000 divided by the number of New RCGI Common Shares issued to Buyer at the Exchange Closing (such quotient, the "Per Share Purchase Price"); and (iii) will exchange the Sonterra Non-Equity Note (if it has been issued) for a senior secured note of RCGI in an initial principal amount equal to the outstanding principal amount of the Sonterra Non-Equity Note on the Exchange Closing Date (such note, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended or modified from time to time, the "Initial RCGI Note") and in the form attached as Exhibit A.

         H. The Board of Directors of RCGI has approved, and prior to the Exchange Closing, RCGI will file, an amendment to RCGI's Certificate of Incorporation (the "Certificate Amendment") that effects a reverse split of RCGI Common Shares (the "Reverse Stock Split") at a ratio between the range of 1:5 to 1:20, as determined by the Board of Directors of RCGI and approved by Buyer, and changes the name of RCGI to "Sonterra Resources, Inc." RCGI will prepare, file with the Securities and Exchange Commission (the "SEC") and distribute to the stockholders of RCGI, an information statement on Schedule 14C (the "Information

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Statement") with respect to (i) the Certificate Amendment; and (ii) the appointment of new directors of the Company.

         I. Subject to the terms and conditions set forth in the Exchange Agreement, during the Additional Note Issuance Period (as defined in Section 1(b)), RCGI will have the option to sell, and if RCGI exercises such option Buyer shall be obligated to purchase, additional senior secured notes (including any promissory notes or other securities issued in exchange or substitution for such senior secured notes or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, the "Additional RCGI Notes"; and, collectively with the Initial RCGI Note, the "RCGI Notes"), each with a maturity date of August 31, 2010 and otherwise in the form attached as Exhibit A, in an original aggregate principal amount of up to the result of $10,000,000 minus the original principal amount of the Initial RCGI Note (such result, the "Aggregate Additional Note Issuance Amount"), provided that the principal amount of the Additional RCGI Notes issued in any fiscal quarter shall not exceed $2,000,000.

         J. Contemporaneously with the execution and delivery hereof, Sonterra and Buyer are amending the Security Agreement (as defined in the Sonterra SPA) (the Security Agreement, as so amended and as the same may be further amended, supplemented, restated, supplemented or modified and in effect from time to time, being hereafter referred to as the "Security Agreement"). Contemporaneously with the Exchange Closing, Buyer, RCGI, the Included Subsidiaries (as defined in Section 3(cc)) will execute and deliver a Joinder to the Security Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated, supplemented or modified and in effect from time to time, the "Security Agreement Joinder") pursuant to which RCGI and the any additional Included Subsidiaries (other than Sonterra, which shall remain a party to the Security Agreement) will become Debtors under the Security Agreement and will grant to Viking Asset Management, LLC, as agent for Buyer (the "Collateral Agent"), a security interest in all of their respective assets.

         K. Contemporaneously with the Exchange Closing, RCGI will enter into employment agreements (the "Employment Agreements") with each of Michael J. Pawelek, Wayne A. Psencik and Sherry L. Spurlock (the "Principals") in the forms attached as Exhibits C, D, and E, respectively.

         L. Contemporaneously with the Exchange Closing, RCGI will adopt a stock option plan, in the form attached hereto as Exhibit F (as the same may be amended, supplemented, restated or modified and in effect from time to time, the "2007 Option Plan"), which shall reserve for issuance the number of RCGI Common Shares equal to, and authorize the issuance of options (the "Initial Officer Options") to purchase 51,403,665 RCGI Common Shares (subject to adjustment to reflect the Reverse Stock Split) (the "Option Shares"), and (ii) immediately after the Exchange Closing, RCGI will issue the Initial Officer Options to the Principals with respect to the Option Shares as set forth on Schedule I and pursuant to option agreements in the form attached hereto as Exhibit G (the "Option Agreements"), and which Initial Officer Options shall be issued in three tranches: (I) each tranche shall consist of Initial Officer Options with respect to one-third (1/3) of the Option Shares; (II) the Initial Officer Options in the first tranche shall have an exercise price per Option Share equal to the "fair value" of the RCGI Common Stock as of the Exchange Closing (the "Initial Option

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Exercise Price"), as determined by the Board of Directors of RCGI (and which shall not be less than the Warrant Exercise Price, the Initial Officer Options in the second tranche shall have an exercise price per Option Share equal to 130% of the Initial Option Exercise Price, and the Initial Officer Options in the third tranche shall have an exercise price per Option Share equal to 150% of the Initial Option Exercise Price; and (III) the Initial Officer Options in each tranche shall vest and become exercisable as to one-third (1/3) of the Option Shares underlying such Initial Officer Options on each of the first three (3) anniversaries of the Equity Closing Date.

         M. Contemporaneously with the Exchange Closing, RCGI and Buyer will execute and deliver a Registration Rights Agreement, in the form attached as Exhibit H (as the same may be amended, supplemented, restated or modified and in effect from time to time, the "Registration Rights Agreement"), pursuant to which RCGI will agree to provide certain registration rights under the 1933 Act and all other securities laws, with respect to the New RCGI Common Shares, the Warrant Shares and other RCGI Common Shares owned by Buyer.

         N. Contemporaneously with the Exchange Closing, the Collateral Agent, RCGI and each of the Included Subsidiaries (as defined in Section 3(cc)) will execute and deliver one or more Deposit Account Control Agreements, in the form attached as Exhibit I (as the same may be amended, supplemented, restated or modified and in effect from time to time, the "Account Control Agreements"), pursuant to which RCGI and each of the Included Subsidiaries that maintain bank, brokerage or other similar accounts will agree to enable Buyer to perfect its security interest in all of RCGI's and the Included Subsidiaries' right, title and interest in certain accounts and in all collateral from time to time credited to such accounts.

         O. Contemporaneously with the Exchange Closing, Sonterra and any additional Included Subsidiaries will execute and deliver a Guaranty, in the form attached as Exhibit J (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the "Guaranty"), pursuant to which the Included Subsidiaries will agree to guaranty certain obligations of RCGI (the guarantees under the Guaranty, including any such guarantee added after the Exchange Closing Date, being referred to herein as the "Guarantees").

         P. Contemporaneously with the Exchange Closing, RCGI and Buyer will execute and deliver a Pledge Agreement, in the form attached as Exhibit K (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the "Pledge Agreement"), pursuant to which RCGI will agree to pledge all of the Capital Stock (as defined in Section 4(u)(ii)) and other equity in the Included Subsidiaries to the Collateral Agent as collateral for the RCGI Notes.

         NOW THEREFORE, RCGI and Buyer hereby agree as follows:

1.       EXCHANGE OF COMMON SHARES, RCGI NOTES AND WARRANTS.
         --------------------------------------------------

         a.       Securities Exchange.
                  -------------------

                  (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, on the Exchange Closing Date, (A) RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the

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New RCGI Common Shares in exchange for Buyer's assignment to RCGI of the
Sonterra Equity Note and the New Sonterra Common Shares (i.e., so that after such transactions, RCGI holds all of the New Sonterra Common Shares and the Sonterra Equity Note and Buyer holds the New RCGI Common Shares), (B) RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the RCGI Warrant in exchange for Buyer's assignment to RCGI of the Sonterra Warrant (i.e., so that after such transactions, RCGI holds the Sonterra Warrant and Buyer holds the RCGI Warrant), (C) if the Sonterra Non-Equity Note has been issued by Sonterra to Buyer, RCGI shall issue to Buyer, and Buyer agrees to acquire from RCGI, the Initial RCGI Note in exchange for Buyer's assignment to RCGI of the Sonterra Non-Equity Note (i.e., so that after such exchange RCGI holds the Sonterra Non-Equity Note and Buyer holds the Initial RCGI Note), and (D) RCGI shall pay to Buyer an amount (the "Exchange Settlement Amount") equal to the sum of (I) all fees and other amounts to be paid to Buyer as set forth in Section 4(i), plus (II) all interest under the Sonterra Equity Note and under the Sonterra Non-Equity Note that was accrued and unpaid immediately prior to the Exchange Closing. The completion of the exchanges provided for in this Section 1(a) shall effect the cancellation of the Sonterra Equity Note, the Sonterra Warrants and the Sonterra Non-Equity Note, if any, and RCGI shall stamp "CANCELLED" on each of the foregoing and return each to Sonterra.

                  (ii) Unless expressly stated otherwise in this Agreement, all, rights, interests, benefits, liabilities and obligations of, or associated with, any securities exchanged in connection with the Exchange Closing shall be transferred therewith and assumed and accepted by the recipient thereof.

         b. Purchase and Sale of Additional RCGI Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(b) and 7(b) below, during the period commencing on the Exchange Closing Date and ending on December 31, 2008 (the "Additional Note Issuance Period"), RCGI may elect to sell Additional RCGI Notes to Buyer. At any time within the ten (10) consecutive Business Days immediately following RCGI's timely (without giving effect to any extensions of time permitted by Rule 12b-25 under the Securities and Exchange Act of 1934 (the "1934 Act")) filing of a quarterly report on Form 10-QSB or 10-Q or annual report on Form 10-KSB or 10-K, as the case may be (a "Periodic Report"), during the Additional Note Issuance Period, RCGI may, in its sole discretion, deliver (by facsimile) a written notice to Buyer electing to sell Additional RCGI Notes to Buyer (an "Additional Sale Election Notice"). RCGI may not deliver more than one Additional Sale Election Notice during each such ten-day period. The Additional Sale Election Notice shall set forth the aggregate principal amount of Additional RCGI Notes to be sold to Buyer (the "Additional Note Issuance Amount") on an Additional Closing Date (as defined in
Section 1(d)); provided, however, that (A) the Additional Note Issuance Amount shall not be more than $2,000,000 and shall not be less than $250,000, (B) the Additional Note Issuance Amount shall not exceed the maximum amount, if any, that, if such Additional Note Issuance Amount had been added to the outstanding principal amount of all of the RCGI Notes outstanding as of the last day of the period covered by the most recently filed Periodic Report would not have resulted in the PRV Ratio (as defined in the RCGI Notes) being less than the Required PRV Ratio (as defined in the RCGI Notes) as of such last day of such period, and (C) the sum of the Additional Note Issuance Amount and the aggregate principal amount of all other Additional RCGI Notes issued and sold by RCGI to

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Buyer shall not exceed the Aggregate Additional Note Issuance Amount (the limitations on the Additional Note Issuance Amount set forth in the immediately preceding clauses (A) and (B) being together referred to as the "Additional Note Issuance Amount Limitations"), and if the Additional Note Issuance Amount cannot be at least $250,000 as a result of the Additional Note Issuance Amount Limitations, RCGI may not deliver an Additional Sale Election Notice and may not issue or sell any Additional RCGI Notes on such Additional Closing Date. The Additional Sale Election Notice shall also set forth (i) Buyer's principal amount of Additional RCGI Notes to be purchased (subject to the limitations provided in the next sentence), and (ii) the Additional Closing Date for the purchase and sale of Additional RCGI Notes pursuant to such Additional Sale Election Notice (determined as provided in Section 1(d) below). In the event that RCGI delivers an Additional Sale Election Notice in accordance with the foregoing, subject to the conditions set forth in this Section 1(b) and Sections 1(d), 6(b) and 7(b) below, then with respect to each Additional Sale Election Notice RCGI shall issue and sell to Buyer, and Buyer agrees to purchase from RCGI, on the applicable Additional Closing Date (an "Additional Closing", and, together with the Exchange Closing, each a "Closing"), Additional RCGI Notes in a principal amount equal to the Additional Note Issuance Amount. The aggregate purchase price (the "Additional Purchase Price") of the Additional RCGI Notes at the applicable Additional Closing shall be equal to $1.00 for each $1.00 of principal amount of the Additional RCGI Notes purchased. As used in this Agreement, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

         c. The Exchange Closing Date. The date and time of the Exchange Closing (the "Exchange Closing Date") shall be 10:00 a.m., New York City time, on the second (2nd) Business Day following the satisfaction (or waiver) of all of the conditions to the Exchange Closing set forth in Sections 6(a) and 7(a) (or such later or earlier date and time as is mutually agreed to by RCGI and Buyer). The Exchange Closing shall occur on the Exchange Closing Date at 4:00 p.m. local time at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661, or at such place as RCGI and Buyer may jointly designate in writing.

         d. Additional Closing Dates. The date and time of any Additional Closing (an "Additional Closing Date" and, together with the Exchange Closing Date, each a "Closing Date") shall be 10:00 a.m., New York City time, on the tenth (10th) Business Day following receipt by Buyer of an Additional Sale Election Notice, subject to the satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 1(b), 6(b) and 7(b) and the conditions set forth in this Section 1(d) or the waiver thereof in writing by Buyer (or such earlier or later date and time as is mutually agreed to by RCGI and Buyer). Notwithstanding the foregoing, RCGI shall not be entitled to deliver an Additional Sale Election Notice unless each of the following conditions is satisfied (or waived in writing by Buyer) as of and through the date on which RCGI delivers to Buyer the applicable Additional Sale Election Notice (the "Additional Sale Election Notice Date"), and Buyer shall not be required to purchase the Additional RCGI Notes unless each of the following conditions and the conditions set forth in Sections 1(d) and 7(b) are satisfied (or waived in writing by Buyer) as of and through the applicable Additional Closing Date (the "Additional Sale Election Notice Conditions"): (i) during the period beginning on the date of this Agreement and ending on and including the applicable

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Additional Closing Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control (as defined in the RCGI Notes) which has not been abandoned or terminated and publicly announced as such or (y) an Event of Default (each as defined in the RCGI Notes); (ii) during the ninety (90) day period ending on and including such Additional Closing Date, there shall not have occurred an event that with the passage of time or the giving of notice (or both) and without being cured would constitute an Event of Default; (iii) at all times during the period beginning on the date of this Agreement and ending on such Additional Closing Date, the RCGI Common Shares are listed or quoted on the Principal Market (as defined in Section 3(t)), and the RCGI Common Shares shall not have been suspended from trading nor shall delisting or suspension by the Principal Market have been threatened either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements, if any, of the Principal Market; (iv) at all times during the period beginning on the Exchange Closing Date and ending on and including such Additional Closing Date, RCGI shall have delivered Warrant Shares upon exercise of the RCGI Warrant on a timely basis as set forth in Section 2 of the RCGI Warrant; (v) as of the Additional Sale Election Notice Date and as of such Additional Closing Date, RCGI Notes remain outstanding; and (vi) no Financial Covenant Test Failure (as defined in any RCGI Notes) shall have occurred as of the last day of the period covered by the most recently filed Periodic Report. Any Additional Closing shall occur on the applicable Additional Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661-3693, or at such other place as RCGI and Buyer may jointly designate in writing. The delivery of an Additional Sale Election Notice and the issuance of any Additional RCGI Notes shall constitute a certification by RCGI that all the representations and warranties of RCGI are true and correct as of the date of such notice or issuance (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and that RCGI and the Subsidiaries have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by RCGI or the Subsidiaries at or prior to such date.

         e. Exchange Closing Date Form of Payment. On the Exchange Closing Date (i) RCGI shall pay to Buyer the Exchange Settlement Amount by wire transfer of immediately available funds in accordance with Buyer's written wire instructions, (ii) RCGI shall deliver to Buyer (A) certificates representing the New RCGI Common Shares that Buyer is acquiring on the Exchange Closing Date, (B) the Initial RCGI Note that Buyer is acquiring hereunder on the Exchange Closing Date, (C) and the RCGI Warrant that Buyer is acquiring hereunder on the Exchange Closing Date, in each case duly executed on behalf of RCGI and registered in the name of Buyer or its designee, and (iii) Buyer shall deliver to RCGI (W) the certificates representing the New Sonterra Common Shares, duly endorsed for transfer to RCGI, (X) the Sonterra Equity Note duly endorsed for transfer to RCGI and cancellation thereof, (Y) the Sonterra Warrant duly endorsed for transfer to RCGI and cancellation thereof, and (Z) the Sonterra Non-Equity Note duly endorsed for transfer to RCGI and cancellation thereof. All references herein and in each of the other Transaction Documents to "dollars" or "$" shall mean the lawful money of the United States of America.

         f. Additional Closing Date Form of Payment. On each Additional Closing Date, if any, (i) Buyer shall pay the applicable Additional Purchase Price for the Additional RCGI Notes to be issued and sold to Buyer on such

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Additional Closing Date, by wire transfer of immediately available funds in accordance with RCGI's written wire instructions (less any amount deducted and paid in accordance with Section 4(i) and any amount to be paid to Buyer as provided in Section 7(c)(xiii)), and (ii) RCGI shall deliver to Buyer the Additional RCGI Notes, if any, that Buyer is purchasing hereunder on the Additional Closing Date, in each case duly executed on behalf of RCGI and registered in the name of Buyer or its designee.

2.       BUYER'S REPRESENTATIONS AND WARRANTIES.
         --------------------------------------

         Buyer represents and warrants, as of the date of this Agreement, the Exchange Closing Date and each Additional Closing Date, that:

         a. Investment Purpose. Buyer (i) is acquiring the New RCGI Common Shares, the RCGI Notes (along with the related Guarantees) and the RCGI Warrant, and (ii) upon any exercise of the RCGI Warrant will acquire the Warrant Shares issuable upon such exercise thereof (the New RCGI Common Shares, the RCGI Notes, the Guarantees, the RCGI Warrant and the Warrant Shares being collectively referred to herein as the "Securities"), for Buyer's own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act.

         b. Accredited Investor Status. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the securities laws and that RCGI is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities. For purposes hereof, "securities laws" means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

         d. Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of RCGI and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of RCGI. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer's right to rely on RCGI's representations and warranties contained in Sections 3 below or contained in any of the other Transaction Documents. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has

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sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e. No Governmental Review. Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. As used in this Agreement, "Governmental Entity" means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over RCGI or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

         f. Transfer or Resale. Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to RCGI an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides RCGI with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) that by virtue of Buyer's ownership of RCGI Common Shares, Buyer is currently and, after the Exchange Closing will continue to be, an "affiliate" of RCGI as defined in Rule 144 and that, so long as Buyer has such status, the unlimited resale provisions of Rule 144(k) (as in effect on the date of this Agreement) will not be available to Buyer; and (iv) except as set forth in the Registration Rights Agreement, neither RCGI nor any other Person is under any obligation to register the Securities under the 1933 Act or any other securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities. As used in this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

         g. Legends. Buyer understands that the certificates or other instruments representing the RCGI Notes, the RCGI Warrant and, until such time as the sale of the New RCGI Common Shares and the Warrant Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates representing the New RCGI Common Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in the following form (the "1933 Act Legend") (and a stop-transfer order may be placed against transfer of such certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Upon the written request to RCGI of a holder of a certificate or other instrument representing New RCGI Common Shares, RCGI Notes, RCGI Warrant or Warrant Shares, the 1933 Act Legend shall be removed and RCGI shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides RCGI with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides RCGI with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides RCGI reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

         h. Authorization; Enforcement; Validity. Buyer is a validly existing partnership and has the requisite partnership power and authority to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms. The Security Agreement, the Registration Rights Agreement and each of the other agreements and other documents entered into and executed by Buyer in connection with the transactions contemplated hereby and thereby as of each Closing will have been duly and validly authorized, executed and delivered on behalf of Buyer as of such Closing Date, as applicable, and will constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

         i. Residency and Offices. Buyer is a limited partnership organized under the laws of the State of California, having its principal office located in California and other offices in New York.

3.       REPRESENTATIONS AND WARRANTIES OF RCGI.
         --------------------------------------

         RCGI represents and warrants to Buyer, that:

         a.       Organization and Qualification.
                  ------------------------------

                  (i)      RCGI was incorporated on July 1, 1999. Set forth on
Schedule 3(a) is a true and correct list of the Subsidiaries and the jurisdiction in which each is organized or incorporated, together with the percentage of the outstanding Capital Stock or other equity interests of each such entity that is held by RCGI or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), RCGI does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person, except that, assuming that on the Exchange Closing Date the New Sonterra Common Shares constitute all of the outstanding Capital Stock of Sonterra, RCGI will own all of the outstanding Capital Stock of Sonterra upon the Exchange Closing. Each of RCGI and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by RCGI and the Subsidiaries following the Exchange Closing. Each of RCGI and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3(a), RCGI holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns Capital Stock or holds an equity or similar interest in any other Person.

                  (ii) As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of RCGI or any of the Subsidiaries, taken individually or as a whole, (ii) the transactions contemplated hereby or the agreements and instruments to be entered into in connection herewith, or (iii) the authority or ability of RCGI or any other Person (other than Buyer) party to any of the Transaction Documents to enter into the Transaction Documents and perform its obligations thereunder. As used in this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing); "Subsidiary" means any entity in which RCGI, directly or indirectly, owns Capital Stock or holds an equity or similar interest at the time of this Agreement or at any time hereafter (provided that Sonterra shall be deemed a Subsidiary and an Included Subsidiary effective upon and following the Exchange Closing); "Capital Lease Obligation" means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP (as defined in Section 3(g)), and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and "to the Knowledge of RCGI", and similar language means (I) prior to and as of the Exchange Closing Date, the actual knowledge any officers of RCGI and the knowledge such Persons would be expected to have after reasonable due diligence and inquiry, and (II) after the Exchange Closing Date, the actual knowledge of any executive officers of RCGI and the knowledge such Persons would be expected to have after reasonable due diligence and inquiry.

         b. Authorization; Enforcement; Validity. RCGI and each of the Included Subsidiaries has (or, with respect to the Additional RCGI Notes to be executed and issued after the date hereof, as of each Additional Closing Date will have) the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Certificate Amendment, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as set forth in Section 9(q)), the RCGI Notes, the RCGI Warrant, the Security Agreement, the Account Control Agreements, the Mortgages, the Guaranty, the Pledge Agreement, the Employment Agreements, and each of the other agreements or instruments to which it is (or will be) a party or by which it is (or will be) bound and which is (or will be) entered into by certain of the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the "Transaction Documents"), and solely with respect to RCGI, to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by RCGI and the consummation by each of RCGI and the Included Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the New RCGI Common Shares, up to $10,000,000 in principal amount of the RCGI Notes, the RCGI Warrant, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the RCGI Warrant, the adoption of the 2007 Option Plan and the reservation of shares for issuance thereunder and, the issuance of the Initial Officer Options and of RCGI Common Shares upon exercise of the Initial Officer Options, have been duly authorized by the respective boards of directors, members, managers, stockholders or other equityholders, as applicable, of RCGI (subject to the approval by the majority stockholder of RCGI of the Certificate Amendment) and the Included Subsidiaries and no further consent or authorization is required by any of RCGI, the Included Subsidiaries or any of RCGI's or any Included Subsidiary's respective directors, members, managers, stockholders (other than the majority stockholder of RCGI) or other equityholders, as applicable. This Agreement and the other Transaction Documents dated of even date herewith to which RCGI or any Included Subsidiary is a party have been duly executed and delivered by RCGI and each such Included Subsidiary, and constitute the valid and binding obligations of RCGI and each such Included Subsidiary, enforceable against RCGI and each such Included Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity. As of the Exchange Closing and as of each Additional Closing (each a "Closing"; and together, the "Closings"), the Transaction Documents dated after the date of this Agreement and on or prior to the date of such Closing shall have been duly executed and delivered by RCGI and each Included Subsidiary and shall constitute the valid and binding obligations of RCGI and each Included Subsidiary party thereto, enforceable against RCGI and each such Included Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity.

         c.       Capitalization.
                  --------------

                  (i) As of the date of this Agreement and at all times prior to the Exchange Closing, (A) the authorized Capital Stock of RCGI consists, and shall consist, of 50,000,000 RCGI Common Shares, of which 38,552,749 RCGI Common Shares (subject to adjustment for the Reverse Stock Split) are, and shall be, issued and outstanding, (B) no RCGI Common Shares are, or shall be, reserved for issuance pursuant to RCGI's stock option, restricted stock, stock purchase or other plans, or pursuant to outstanding awards under any such plans, (C) there are, and shall be, no other securities of RCGI issued, outstanding or reserved for issuance. All of such outstanding or issuable RCGI Common Shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable and are described on
Schedule 3(c)(i).

                  (ii) Immediately after the Exchange Closing, (A) the authorized Capital Stock of RCGI shall consist of 50,000,000 RCGI Common Shares, of which 263,572,294 shares (subject to adjustment for the Reverse Stock Split) shall be issued and outstanding, (B) no RCGI Common Shares will be issuable and reserved for issuance pursuant to securities issued or to be issued (other than the RCGI Warrant and the Initial Officer Options), exercisable or exchangeable for, or convertible into, RCGI Common Shares, (B) no RCGI Common Shares will be reserved for issuance under any plan or agreement, other than the Warrant Shares and the Option Shares, and (C) there will be no other securities of RCGI issued or outstanding (other than the RCGI Notes). All of such outstanding or issuable RCGI Common Shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable and are described on
Schedule 3(c)(ii).

                  (iii) Except as set forth on Schedule 3(c)(iii), (A) no shares of the Capital Stock of RCGI or any of the Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by RCGI or any of the Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of RCGI or any of the Subsidiaries, or contracts, commitments, plans, understandings or arrangements by which RCGI or any of the Subsidiaries is or may become bound to issue additional shares of Capital Stock of RCGI or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of RCGI or any of the Subsidiaries (any such options, warrants, scrip, rights collectively, calls, commitments, securities, contracts, plans, understandings or arrangements, collectively, the "Existing Options");
(C) there are no agreements or arrangements under which RCGI or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of RCGI or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which RCGI or any of the Subsidiaries is or may become bound to redeem a security of RCGI or any of the Subsidiaries and there are no other stockholder agreements or similar agreements to which RCGI, any of the Subsidiaries, or, to RCGI's Knowledge, any holder of RCGI's Capital Stock is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; (F) RCGI does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (G) to the Knowledge of RCGI, no officer or director or beneficial owner of any of RCGI's outstanding RCGI Common Shares, has pledged RCGI Common Shares in connection with a margin account or other loan secured by such RCGI Common Shares, provided that no representation or warranty is given or made with respect to any pledge by Buyer or Longview Fund International Inc., a British Virgin Islands international business company ("Longview International"). RCGI has furnished to Buyer true and correct copies of RCGI's Certificate of Incorporation, as amended and as in effect on the date this representation is made (the "Certificate of Incorporation"), and RCGI's Bylaws, as amended and as in effect on each date this representation is made (the "Bylaws"), the organizational documents of each of the Subsidiaries, as amended and in effect on the date this representation is made, and all documents and instruments containing the terms of all securities, if any, that are convertible into, or exercisable or exchangeable for, RCGI Common Shares, and the material rights of the holders thereof in respect thereto. All of the equity interests of each of the Included Subsidiaries are certificated or otherwise represented in tangible form. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

         d. Issuance of Securities. The New RCGI Common Shares and the Warrant Shares will be duly authorized as of the Exchange Closing and, upon issuance in accordance with the terms hereof or upon exercise of the RCGI Warrant, as applicable, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders of the New RCGI Common Shares and the Warrant Shares being entitled to all rights accorded to a holder of RCGI Common Shares. The RCGI Notes and the RCGI Warrant are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth in the RCGI Notes and the RCGI Warrant, as applicable. At least 61,983,471 RCGI Common Shares (subject to adjustment to reflect the Reverse Stock Split or any other stock split, stock dividend, stock combination or similar transaction) have been duly authorized and reserved for issuance upon exercise of the RCGI Warrant. Assuming the accuracy of Buyer's representations and warranties in Section 2, the issuance by RCGI of the Securities is exempt from registration under the 1933 Act and any other applicable securities laws.

         e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by RCGI and the Included Subsidiaries, the performance by RCGI and the Included Subsidiaries of their respective obligations hereunder and thereunder and the consummation by RCGI and Included Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of RCGI or any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which any such Person is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including securities laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected. Neither RCGI nor any Subsidiary is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither RCGI nor any Subsidiary is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to RCGI or the Subsidiaries, except where such violation or default could not reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness (as defined below) or other obligation. The business of RCGI and the Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filings and listings expressly contemplated by the Registration Rights Agreement or described in Section 4(b) and Section 4(h), the filing of instruments to perfect security interests, and except as set forth in Schedule 3(e), neither RCGI nor any Subsidiary is or has been required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that RCGI or any Subsidiary is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained prior to the Exchange Closing Date, in both cases, prior to the date of the effectiveness of such requirement. Except as set forth on Schedule 3(e), RCGI and the Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, "Sarbanes-Oxley"). As used in this Agreement, "Laws" means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity; "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money,
(B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable Capital Stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

         f. SEC Documents; Financial Statements. Since December 31, 2005, RCGI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed since December 31, 2005 and prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the "SEC Documents" and RCGI's consolidated balance sheet as of March 31, 2007, as included in RCGI's quarterly report on Form 10-QSB for the period then ended, as filed with the SEC on May 15, 2007, being referred to herein as the "March 2007 Balance Sheet"). A complete and accurate list of the SEC Documents is set forth on Schedule 3(f). RCGI has made available to Buyer or its respective representatives true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934
Act) with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the securities laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on
Schedule 3(f), since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the SEC's EDGAR system no less than five (5) Business Days prior to the date the representation is made. Except as set forth on Schedule 3(f), RCGI has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As of their respective dates, the consolidated financial statements of RCGI and the Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto. Except as set forth on Schedule 3(f), such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of RCGI and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).
Schedule 3(f) lists all press releases, analyst reports, advertisements and other written communications with stockholders or other investors, or potential stockholders or other potential investors, on behalf of RCGI of RCGI or any of the Subsidiaries or otherwise relating to RCGI or any of the Subsidiaries, issued, made, distributed, paid for or approved since December 31, 2005 by RCGI, any of the Subsidiaries or any of their respective officers, directors or Affiliates, by any Person engaged by (or otherwise acting on behalf of) RCGI, any of the Subsidiaries or any of their respective officers, directors or Affiliates, or, to RCGI's Knowledge, by any stockholder of RCGI, other than any such written communication issued, or distributed by Viking Asset Management LLC, a California limited liability company ("Viking"), Buyer or Longview International. None of RCGI, the Subsidiaries and their respective officers, directors and Affiliates or, to RCGI's Knowledge, any stockholder of RCGI has made any filing with the SEC, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of RCGI or any of the Subsidiaries or otherwise relating to RCGI or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading, except that no representation or warranty is given or made with respect to any SEC filing or other communication made by Viking, Buyer or Longview International. Except as set forth in Schedule 3(f), none of RCGI, the Subsidiaries and their respective officers, directors, employees or agents has provided Buyer with any material, nonpublic information. RCGI is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which RCGI or any Subsidiary is a party or by which RCGI or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to RCGI's reports filed or made with the SEC under the 1934 Act. The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in RCGI's most recently filed annual report on Form 10-K or 10-KSB (the "Audit Opinion") is independent of RCGI pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable securities laws. Each other accounting firm that since such filing has conducted or will conduct a review or audit of any of RCGI's consolidated financial statements is independent of RCGI pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities laws. There is no transaction, arrangement or other relationship between RCGI and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by RCGI in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents. Since December 31, 2003, except as set forth on Schedule 3(f), neither RCGI nor any of the Subsidiaries nor any director, officer or employee, of RCGI or any of the Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of RCGI or any of the Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that RCGI or any of the Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing RCGI or any of the Subsidiaries, whether or not employed by RCGI or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by RCGI or any of the Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, and the SEC's rules and regulations promulgated thereunder. Since December 31, 2000, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of RCGI or any of the Subsidiaries. As of the date of this Agreement, RCGI is a "shell company" (as defined in Rule 12b-2 under the Exchange Act), and on and after the Exchange Closing Date and giving effect to the Exchange Closing, RCGI will no longer be a "shell company." As used in this Agreement, "GAAP" means U.S. generally accepted accounting principles.

         g. Absence of Certain Changes. Neither RCGI nor any Subsidiary has taken any steps, nor does RCGI or any Subsidiary currently expect to take any steps to seek protection pursuant to, any bankruptcy law; and neither RCGI nor any Subsidiary has received any written notice or has any other knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings against RCGI or any of the Subsidiaries or any knowledge of any fact that would reasonably lead a creditor to do so. Neither RCGI nor any Subsidiary is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents, will be Insolvent (as defined below). As used in this Agreement, "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of the date this representation is made, or believes that it will incur, prior to the second anniversary of the date this representation is made, debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g), since December 31, 2005, neither RCGI nor any of the Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as disclosed in Schedule 3(g), since December 31, 2005, neither RCGI nor any of the Subsidiaries has had any capital expenditures outside the ordinary course of its business.

         h.       Absence of Litigation. Except as set forth on Schedule 3(h),
(i) during the past five years there has not been any action, suit, proceeding, inquiry or investigation ("Litigation") before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Knowledge of RCGI, threatened against or affecting RCGI or any of the Subsidiaries or any of their respective assets, and (ii) no officer of RCGI nor, to RCGI's Knowledge, any of the Principals or any director or holder of more than 5% of the outstanding securities of RCGI or any of the Subsidiaries has been involved in securities-related Litigation during the past ten (10) years, except that no representation or warranty is given or made with respect to Buyer's or Longview International's involvement in any such Litigation. No Litigation disclosed on Schedule 3(h) has, has had or could reasonably be expected to have a Material Adverse Effect.

         i. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(i), since December 31, 2003, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Other than the liabilities and obligations under this Agreement or as set forth on Schedule 3(i), the only liabilities of RCGI or any Subsidiary (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured and regardless of when any action, claim, suit or proceeding with respect thereto is instituted) are the liabilities reflected on
Schedule 3(i), as of the date of this Agreement, all of which will be reflected on the Pro Forma Balance Sheet and the Pro Forma Cap Table. As of the Exchange Closing Date, the only liabilities of RCGI (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured and regardless of when any action, claim, suit or proceeding with respect thereto is instituted) will be those reflected on the March 2007 Balance Sheet or Schedule 3(i), those assumed or created pursuant to, or as a result of, this Agreement and the other Transaction Documents and the consummation of the Exchange Closing, and liabilities and obligations of not more than $50,000 for operating expenses incurred in the ordinary course of business consistent with past practices as a shell company subsequent to March 31, 2007, all of which will be reflected on the Pro Forma Balance Sheet. No representation or warranty or other statement made by RCGI or the Subsidiaries in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

         j. Acknowledgment Regarding Buyer's Purchase of RCGI Notes and Warrants. RCGI acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to RCGI in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. RCGI further acknowledges that Buyer is not acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer's acquisition of the Securities. RCGI further represents to Buyer that the decision of each of RCGI and each of the Included Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

         k. No General Solicitation. Except as set forth in Schedule 3(k), neither RCGI, nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities, except that no representation or warranty is given or made with respect to any of the activities of Buyer or Longview International in connection with such offer and sale. As used in this Agreement, "Affiliate" means, with respect to any Person, a second Person (A) in which the first Person owns a 5% equity interest, or (B) that, directly or indirectly, (i) has a 5% equity interest in such first Person,
(ii) has a common ownership with such first Person, (iii) controls such first Person, (iv) is controlled by such first Person or (v) shares or is under common control with such first Person; and "Control" or "controls" means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

         l. No Integrated Offering. Neither RCGI nor any Subsidiary, any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by RCGI for purposes of the 1933 Act or any applicable stockholder approval requirements of any authority, nor will Sonterra, any of the Principals or any of Sonterra's other Affiliates, or any Person acting on behalf of any of the foregoing, take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable stockholder approval requirements of any authority.

         m. Dilutive Effect. RCGI understands and acknowledges that the number of RCGI Common Shares that RCGI is obligated to issue pursuant to this Agreement, including the Warrant Shares issuable upon exercise of the RCGI Warrant and the RCGI Common Shares issuable upon exercise of the Initial Officer Options, will increase in certain circumstances. RCGI further acknowledges that its obligation to issue RCGI Common Shares in accordance with this Agreement, including the Warrant Shares upon exercise of the RCGI Warrant in accordance with the RCGI Warrant and the RCGI Common Shares upon exercise of the Initial Officer Options, is, in each case, absolute and unconditional, subject, in the case of the Initial Officer Options, to the vesting of such options and the terms and conditions of the 2007 Option Plan, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of RCGI. Taking the foregoing into account, RCGI's board of directors has determined in its good faith business judgment that the issuance of the New RCGI Common Shares, the RCGI Warrant and the Initial Officer Options and the consummation of the other transactions contemplated hereby are in the best interests of RCGI and its stockholders.

         n. Employee Relations. Except as set forth on Schedule 3(n), neither RCGI nor any of the Subsidiaries is involved in any labor union dispute nor, to the Knowledge of RCGI, is any such dispute threatened. None of the employees of RCGI or of any of the Subsidiaries is or has been a member of a union that relates, such employee's relationship with RCGI or any of the Subsidiaries. Neither RCGI nor any of the Subsidiaries is a party to a collective bargaining agreement. Except as set forth on Schedule 3(n), no executive officer (as defined in Rule 3b-7 under the 1934 Act) nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K but that has not been so reported, has notified RCGI or any of the Subsidiaries that such individual intends to leave RCGI or any of the Subsidiaries or otherwise terminate such individual's employment with RCGI or any of the Subsidiaries. No executive officer, to the Knowledge of RCGI, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as set forth in Schedule 3(n), RCGI and each of the Subsidiaries is and has been in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours.

         o. Intellectual Property Rights. Except as set forth on Schedule 3(o), RCGI and the Included Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their respective businesses as conducted as of the date this representation is made. Schedule 3(o) contains a complete and accurate list of all patented and registered Intellectual Property owned by RCGI and the Subsidiaries and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by RCGI or any of the Subsidiaries. Schedule 3(o) also contains a complete and accurate list of all material licenses and other rights granted by RCGI or any Subsidiaries to any third party with respect to Intellectual Property and material licenses and other rights with respect to Intellectual Property granted by any third party to RCGI or any of the Subsidiaries. Except as set forth in Schedule 3(o), (i) none of the rights of RCGI or the Subsidiaries in their Intellectual Property have expired or terminated, or are expected to expire or terminate within five years from the date of this Agreement, except to the extent such termination would not and would not reasonably be expected to have a Material Adverse Effect, (ii) there are no third parties who have rights to any of the Intellectual Property owned or licensed by RCGI or any of the Subsidiaries, except for the rights retained by the owners of the Intellectual Property that is licensed to RCGI or any of the Subsidiaries, and there are no third parties who have rights to any of the Intellectual Property owned or licensed by RCGI or any of the Subsidiaries, except for the rights retained by the owners of the Intellectual Property that is licensed to RCGI or any of the Subsidiaries, (iii) there has been no infringement by RCGI or any of the Subsidiaries or any of RCGI's or the Subsidiaries' licensors or licensees of any Intellectual Property rights of others and RCGI has no Knowledge of any infringement by RCGI or any of the Subsidiaries or any of their licensors or licensees of any Intellectual Property rights of others, (iv) there has been no infringement by any third parties of any Intellectual Property owned or licensed by RCGI or any of the Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (v) there is no claim, action or proceeding against or being threatened against, RCGI, any of the Subsidiaries or any of their respective licensors regarding its Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or being threatened against RCGI, any of the Subsidiaries or any of their respective licensors regarding its Intellectual Property or infringement of other Intellectual Property rights, (vi) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vii) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by RCGI or any of the Subsidiaries, and there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by RCGI or any of the Subsidiaries, and (viii) none of the technology employed by RCGI or any of the Subsidiaries has been obtained or is being used by RCGI or any of the Subsidiaries in violation of any material contractual obligation binding on RCGI or any of the Subsidiaries or is being used by any of the officers, directors or employees of RCGI or of the Subsidiaries on behalf of RCGI or any of the Subsidiaries in violation of the rights of any Person or Persons. RCGI and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

         p. Environmental Laws. Except as set forth on Schedule 3(p), RCGI, the Subsidiaries and each Person that has operated the Real Property (as defined in Section 3(bb)) (i) is, and has at all times been, in compliance with any and all, Environmental Laws (as defined below) and has not violated any Environmental Laws, (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 3(p), with respect to the Real Property, (I) there has not occurred an event in the use and operation of the Real Property and there does not exist on any Real Property a condition which constitutes a violation of any Environmental Laws, (II) there have been timely filed all required reports, there have been obtained all required approvals and permits, and there have been generated and maintained all required data, documentation and records under all applicable Environmental Laws, (III) there are no environmental investigations, studies or audits with respect to any of the Real Property owned or commissioned by, or in the possession of, RCGI or any Subsidiary that have not been disclosed to Buyer, and (IV) no Hazardous Material or solid wastes (as such terms are defined under any Environmental Law) generated from the Real Property have been sent to a site which, pursuant to CERCLA or any similar state law, or other Environment Law has been placed, or is proposed to be placed, on the "National Priority List" of hazardous waste sites or which is subject to a claim, an administrative order or other request to take any cleanup, removal or remedial action or to pay for any costs relating to such site. All Hazardous Material or solid wastes generated from the Real Property and requiring disposal have, to the extent required by any Environmental Law, been transported only by carriers maintaining valid authorizations and been treated, stored and disposed of only at facilities maintaining valid authorizations. As used in this Agreement, "Environmental Laws" means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. ss.2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq.; and "Hazardous Materials" means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         q. Title. Except as set forth in Schedule 3(q), neither RCGI nor any of the Subsidiaries has any interest in real property or any oil, gas or other mineral drilling, exploration or development rights. RCGI and each Subsidiary has good and valid title to all personal property currently possessed by them that is material to the business of such Person, in each case free and clear of all Liens except such as are described in Schedule 3(q). RCGI and each of the Subsidiaries has good, marketable and indefeasible title in fee simple to all real property owned (rather than leased) by such Person (the "Owned Real Property") as set forth on Schedule 3(q), in each case free and clear of all Liens, other than Permitted Liens, except such as are described in Schedule 3(q). As used in this Agreement, "Permitted Lien" means (I) Liens created by the Security Documents; (II) Liens for Taxes or other governmental charges not at the time due and payable, or (if foreclosure, distraint sale or other similar proceeding shall not have been initiated) which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which RCGI and the Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (III) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;
(IV) Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (V) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $100,000 in the aggregate for RCGI and the Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (VI) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of RCGI or any of the Subsidiaries; (VII) surety bonds, bids, performance bonds, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by RCGI and the Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state, provincial and territorial and/or local legal requirements for owning and operating their oil and gas properties, in an aggregate amount not to exceed $100,000 outstanding at any time; and (VIII) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by RCGI or any of the Included Subsidiaries to provide collateral to the depository institution. As used in this Agreement, "Security Documents" means the Security Agreement, the Guaranty, the Account Control Agreement, the Pledge Agreement, the Mortgages and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which RCGI, the Included Subsidiaries or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

         r. Insurance. RCGI and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of RCGI believes to be prudent and customary in the businesses in which RCGI and the Subsidiaries are engaged. Neither RCGI nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither RCGI nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

         s. Regulatory Permits. Except as set forth on Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the production, extraction, transportation or sale of oil, gas, minerals or other hydrocarbons from any portion of the Real Property (as defined in Section 3(bb)) that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made, RCGI and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made ("Permits"), and neither RCGI nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. Without limiting the foregoing, except as set forth on Schedule 3(s), RCGI and the Subsidiaries possess all Permits necessary to produce, extract, transport and sell the oil, gas and other minerals in that portion of Real Property that is producing oil, gas, minerals and/or other hydrocarbons at the time this representation is made. Except as set forth in Schedule 3(s) or as could not reasonably be expected to have a Material Adverse Effect, RCGI and the Subsidiaries do not have any reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable RCGI and/or the Subsidiaries to produce, extract, transport and sell the oil, gas, minerals and other hydrocarbons in the Real Property. Except as set forth in Schedule 3(s),

RCGI is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the "Principal Market"; provided however, that, if after the date of this Agreement the RCGI Common Shares are listed on a national securities exchange, the "Principal Market" shall mean such national securities exchange) and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading of, the RCGI Common Shares by the Principal Market in the foreseeable future. Except as set forth in Schedule 3(s), since December 31, 2005, (i) RCGI's RCGI Common Shares have been quoted on the Principal Market, (ii) trading in the RCGI Common Shares has not been suspended by the SEC or the Principal Market and (iii) RCGI has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting, or termination of the trading, of the RCGI Common Shares from the Principal Market.

         t. Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records. RCGI has, and has caused each of the Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and GAAP consistently applied. RCGI and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in Schedule 3(t), RCGI has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the 1934 Act) and made publicly available on the SEC's EDGAR system no less than five (5) days prior to the date hereof, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B)
Section 906 of Sarbanes Oxley with respect to any RCGI SEC Documents. RCGI maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; except as set forth in Schedule 3(t), such disclosure controls and procedures are, and at all times have been, effective to ensure that the information required to be disclosed by RCGI in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms and (Y) is accumulated and communicated to RCGI's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Except as set forth in
Schedule 3(t), RCGI maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act; such internal control over financial reporting is, and has at all times been, effective and does not contain, and has not contained, any material weaknesses.

         u. Bank Accounts. Except as set forth on Schedule 3(u), neither RCGI not any of the Included Subsidiaries maintains, or has any interest in, any bank account, brokerage account or other similar account. Schedule 3(u) sets forth the funds (and any securities) contained in any such account as of the date hereof. As of the Exchange Closing Date, all funds (and securities) of the Company and the Included Subsidiaries will be held in bank (or brokerage) accounts in the United States subject to Account Control Agreements, and all other bank accounts, brokerage accounts or other similar accounts of RCGI and the Included Subsidiaries will have been closed.

         v. Tax Status. Except as set forth in Schedule 3(v), RCGI and each of the Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, and/or shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which RCGI has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as set forth in Schedule 3(v), there are no unpaid taxes in any material amount claimed in writing to be due from RCGI or any of the Subsidiaries by the taxing authority of any jurisdiction, and there is no basis for any such claim. Neither RCGI nor any of the Subsidiaries is, or after giving effect to the Purchases and the other transactions contemplated by this Agreement and the other Transaction Documents will be, a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         w. Transactions With Affiliates. Except for transactions consummated pursuant to this Agreement and the other Transaction Documents, and except as set forth on Schedule 3(w), no Related Party (as defined below) of RCGI or any of the Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with RCGI or any of the Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth on Schedule 3(w), no Related Party of RCGI or any of the Subsidiaries (other than Buyer, Longview International and Viking), or any of their respective affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which RCGI or any of the Subsidiaries has any direct or indirect ownership interest or with which RCGI or any of the Subsidiaries competes or has a business relationship. "Related Party" means a Person's or any of the Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of the Subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

         x. Application of Takeover Protections; Rights Agreement. RCGI and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation to the transactions contemplated by this Agreement, RCGI's issuance of the Securities in accordance with the terms thereof and Buyer's ownership of the Securities. Except as set forth in Schedule 3(x), RCGI has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of RCGI Common Shares or a change in control of RCGI.

         y. Foreign Corrupt Practices. Neither RCGI, nor any of the Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of RCGI or any of the Subsidiaries has, in the course of its actions for, or on behalf of, RCGI, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         z. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the RCGI Notes will, upon issuance in connection with each of the Closings, rank senior to all other Indebtedness of RCGI and, by virtue of their secured position and to the extent of the Collateral, to all trade account payables of RCGI, and the obligations of the Included Subsidiaries under the Guarantee will, upon issuance of the RCGI Notes in connection with each of the Closings, rank senior to all other Indebtedness of the Included Subsidiaries and, by virtue of the secured position of the Guarantee and to the extent of the Collateral, to all trade account payables of any of the Included Subsidiaries. Except as set forth on Schedule 3(z), (i) neither RCGI nor any of the Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness or trade account payables other than pursuant to the Transaction Documents, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of RCGI or the Included Subsidiaries, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against RCGI or any of the Included Subsidiaries or any of their respective assets, other than under the Security Agreement or other security agreement in favor only of Buyer.

         aa.      Ranking of RCGI Notes. No Indebtedness (as defined in the RCGI
Notes) of RCGI is, or will be upon consummation of the transactions contemplated hereby and by the other Transaction Documents, senior to or ranks or will rank pari passu with the RCGI Notes in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise; provided that, the fees owing under this Agreement pursuant to
Section 4(i) shall rank first in priority and ahead of the RCGI Notes.

         bb.      Real Property. Schedule 3(bb) contains a complete and correct list of all the real property; leasehold interests; fee interests; oil, gas and other mineral drilling, exploration and development rights; royalty, overriding royalty, and other payments out of or pursuant to production; other rights in and to oil, gas and other minerals, including contractual rights to production, concessions, net profits interests, working interests and participation interests (including all Hydrocarbon Property (as defined in the Mortgages)); any other contractual rights for the acquisition or earning of any of such interests in the real property; facilities; fixtures; equipment that (i) are leased or otherwise owned or possessed by RCGI or any of the Subsidiaries, (ii) in connection with which RCGI or any of the Subsidiaries has entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) RCGI or any of the Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the "Real Property"), which list identifies all of the Real Property and specifies which of RCGI or the Subsidiaries leases, owns or possesses each of the Real Properties or will do so upon consummation of the Purchases. Schedule 3(bb) also contains a complete and correct list of all leases and other agreements with respect to which RCGI or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property otherwise described on Schedule 3(bb) (the "Real Property Leases"). Except as set forth in Schedule 3(bb), RCGI or one of the Included Subsidiaries is the legal and equitable owner of a leasehold interest in all of the Real Property, and possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of RCGI or the Included Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except as set forth in Schedule 3(bb), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(bb), neither RCGI nor any of the Subsidiaries nor, to RCGI's Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect RCGI's or any of the Subsidiaries' interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Agreements. Except as set forth in Schedule 3(bb), all of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby (including the granting of leasehold mortgages). The Real Property is permitted for its present uses under applicable zoning laws, are permitted conforming structures and complies with all applicable building codes, ordinances and other similar Laws. Except as set forth on Schedule 3(bb), there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof. Except as set forth on Schedule 3(bb), there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would interfere with the conduct of RCGI's or any of the Subsidiaries' business as conducted or proposed to be conducted proposed to be conducted (including as described to Buyer) at the time this representation is made. Except as set forth on Schedule 3(bb), there are no restrictions applicable to the Real Property that would interfere with RCGI's or any Subsidiary's making an assignment or granting of a leasehold or other mortgage to Buyer as contemplated by the Security Documents, including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Real

Property. Except as set forth in Schedule 3(bb), all of the Real Property is located in the State of Texas.

                  (i) Except as set forth in Schedule 3(bb), all of the wells on the Real Property have been drilled and completed at legal locations within the boundaries of the appropriate Real Property Lease; and no such well is subject to penalties on allowables after the date hereof because of any overproduction or violation of applicable laws, rules, regulations, permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such well from being entitled to its full legal and regular allowance from and after the date hereof as prescribed by any court or Governmental Entity. Except as set forth in Schedule 3(bb), there are no joint operating agreements applicable to the Real Property. Neither RCGI nor any of the Subsidiaries will be obligated, as of the Exchange Closing Date or thereafter, including by virtue of a prepayment arrangement, make-up right under a production sales contract containing a "take or pay" or similar provision, production payment, buydowns, buyouts, or any other arrangement, (i) to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of the Real Property at some future time without then or thereafter receiving the full contract price therefore, or (ii) to deliver oil or gas (or cash in lieu thereof) from the Real Property to other owners of interests as a result of past production by Sonterra, Flash or Cinco or any of their predecessors in excess of the share to which it was entitled with respect to any of the Real Property. Except as set forth in Schedule 3(bb), no Person has any call upon, option to purchase or similar right to obtain production from the portion of the Real Property. To RCGI's knowledge, the Real Property Leases will by their terms remain in effect for at least as long as oil, gas or other minerals are produced in paying quantities or they are otherwise maintained by operations.

         cc.      Excluded Subsidiaries. All of the assets and liabilities of each of River Reinsurance Limited, a Barbados exempt insurance company ("River Sub") and River Capital Holdings Limited, a Barbados exempt corporation ("Holdings Sub"; and together with River Sub, the "Excluded Subsidiaries"; and all Subsidiaries of RCGI other than the Excluded Subsidiaries, the "Included Subsidiaries") are set forth on Schedule 3(cc). Except as set forth on Schedule 3(cc), no Excluded Subsidiary has employed any employees, or engaged in any business operations or other activities. No Excluded Subsidiary has or is authorized to maintain, except as set forth on Schedule 3(u), any bank account, brokerage account or other similar account, possesses any cash or has any other means to acquire cash or to use or spend cash or credit. As of the date hereof and at all times prior to the Exchange Closing, except as set forth on Schedule 3(cc), RCGI (other than through its ownership of Capital Stock of the Excluded Subsidiaries) and the Included Subsidiaries have, and will have, no assets (other than Capital Stock of the Subsidiaries), obligations or liabilities of any type whatsoever (contingent or otherwise), employed any employees or engaged in any business operations or other activities.

         dd.      No Materially Adverse Contracts, Etc. Neither RCGI nor any
Subsidiary is subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that in the judgment of RCGI's officers, respectively, has, or is expected in the future to have, a Material Adverse Effect.

         ee.      Investment Company. Neither RCGI nor any Subsidiary is, or
upon any Closing will be, an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         ff.      Stock Options. Except as set forth on Schedule 3(ff), every
Option issued by RCGI (I) has (or, if no longer outstanding, had), with respect to each RCGI Common Share into which it was or is convertible or for which it was or is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per RCGI Common Share on the date of grant of such Option, (II) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of each of the Principal Markets (as defined above), and (III) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the securities laws, including Rule 402 of Regulation S-B promulgated under the 1933 Act, and RCGI has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof). As used in this Agreement, "Options" means any rights, warrants or options to subscribe for or purchase RCGI Common Shares or Convertible Securities; and "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for RCGI Common Shares.

         gg.      Schedules. Each Schedule with respect to the statements made in Section 3 accurately indicates, as applicable, the Person (e.g., RCGI or the specific Subsidiary) to which the disclosures thereon apply.

4.       AFFIRMATIVE COVENANTS.
         ---------------------

         a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         b. Form D and Blue Sky. RCGI agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. RCGI shall, on or before each of the Closing Dates, take such action as RCGI shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Buyer at the Closing to occur on such Closing Date pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide to Buyer evidence of any such action so taken on or prior to the Closing Date. RCGI shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

         c. Reporting Status. Until the latest of (i) the date that is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), (ii) the first date on which no RCGI Notes or Warrants remain outstanding, (iii) the date on which the Security Agreement has terminated, (iv) the first date that is the last day of the Additional Note Issuance Period, and
(v) the date on which Buyer no longer owns any Securities (the period ending on such latest date, the "Reporting Period"), RCGI shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and RCGI shall not terminate its status as an issuer required to file reports under the 1934 Act even if the securities laws would otherwise permit such termination.

         d. Use of Proceeds. RCGI will use the proceeds from the sale of any Additional RCGI Notes: (i) first, to pay expenses and commissions related to the sale of such Additional RCGI Note, and (ii) second, for general working capital needs.

         e. Financial Information of RCGI. RCGI agrees to send the following to Buyer (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one
(1) Business Day after the filing thereof with the SEC, a copy of each of its Periodic Reports, Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg Financial Markets (or any successor thereto), facsimile copies of all press releases issued by RCGI or any of the Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of RCGI generally, contemporaneously with the making available or giving thereof to the stockholders.

         f. Internal Accounting Controls. During the Reporting Period, RCGI shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences, (iii) timely file and make publicly available on the SEC's EDGAR system, all certifications and statements required by (M) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (N) Section 906 of Sarbanes Oxley with respect to any RCGI SEC Documents, (iv) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, (v) cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by RCGI in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms and (Y) is accumulated and communicated to RCGI's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, (vi) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and (vii) cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

         g. Reservation of Shares. RCGI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the aggregate number of RCGI Common Shares issuable upon exercise of all outstanding Warrants (without regard to any limitations on exercise thereof).

         h. Listing. RCGI shall take all actions necessary to cause the RCGI Common Shares to remain eligible for quotation on the OTC Bulletin Board and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a registration statement to be quoted thereon, unless listed on a national securities exchange. RCGI shall use its reasonable best efforts to (i) secure the listing of the RCGI Common Stock on a national securities exchange as promptly as reasonably practicable following the Exchange Closing Date; and (ii) maintain such listing at all times thereafter. Following such listing, RCGI shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the RCGI Common Stock on the Principal Market. RCGI shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

         i. Expenses. Subject to Section 9(k)(i) below, at each Closing, RCGI shall pay Buyer, a reimbursement amount equal to all of Buyer's legal, due diligence and other expenses incurred in connection with the Exchange Closing, including without limitation fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. The aggregate amount payable to Buyer pursuant to the preceding two sentences at each Closing shall be withheld as an off-set by Buyer from its Purchase Price to be paid by it at such Closing. Additionally, at each Closing, RCGI shall pay all of it own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. In addition to the fee and reimbursement obligations of RCGI set forth in above in this Section 4(i), and not in limitation thereof, following the Exchange Closing, RCGI shall promptly reimburse Buyer, each holder of RCGI Notes, each holder of Warrants and the Collateral Agent for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification or waiver of any of the Transaction Documents, the enforcement of such Person's rights and remedies under any of the Transaction Documents and/or any release, termination, amendment or modification of any mortgage, lien or other security interest of Buyer or holder or the Collateral Agent in any of the Collateral (as defined in the Security Agreement).

         j.       Disclosure of Transactions and Other Material Information.
                  ---------------------------------------------------------

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

                  (i) Not later than 5:30 p.m. (New York City time) on the fourth (4th) Business Day following the execution and delivery of this Agreement, RCGI shall file the Announcing 8-K with the SEC. The "Announcing Form 8-K" (A) shall describe the terms of the transactions contemplated by the Exchange Agreement and the other Transaction Documents, including the issuance of the New RCGI Common Shares, the Initial RCGI Note and the RCGI Warrant, (B) shall include as exhibits to such Form 8-K this Agreement (including the schedules hereto), the form of RCGI Note, the form of Registration Rights Agreement, the form of Warrant, the Security Agreement, the Security Agreement Joinder, the form of Guaranty, the form of Pledge Agreement, the form of Mortgage, the form of Account Control Agreement, the forms of the Employment Agreements, the form of 2007 Option Plan and the form of Option Agreement, and
(C) shall include any other information required to be disclosed therein pursuant to any securities laws or other Laws.

                  (ii) Not later than 5:30 p.m. (New York City time) on the fourth (4th) Business Day following the Exchange Closing Date, RCGI shall file the Exchange Closing 8-K with the SEC. The "Exchange Closing Form 8-K" (A) shall disclose the consummation of the Exchange Closing, (B) shall include audited financial information and pro forma financial information as required by the 1933 Act and the 1934 Act, including, as applicable, Regulations S-X, S-B and S-K promulgated thereunder and any other securities laws, (C) shall include all information that would be required to be included in a Form 10-SB, and (D) shall include any other information required to be disclosed therein pursuant to any securities laws or other Laws.

                  (iii) No later than 8:00 a.m. (New York City time) on the first (1st) Business Day following each Additional Sale Election Notice Date and each Additional Closing Date, RCGI shall file a Form 8-K with the SEC describing the terms of the transactions proposed or consummated in connection with such Additional Sale Election Notice Date or Additional Closing Date, and the representations and schedules required by Section 7(b)(vii) (each such Form 8-K, an "Additional Closing Form 8-K").

                  (iv) Subject to the agreements and covenants set forth in this Section 4(j), RCGI shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of Buyer; provided, however, that RCGI shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K, the Exchange Closing Form 8-K or an Additional Closing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law, including as is required by Form 8-K or any successor form thereto (provided that Buyer shall be consulted by RCGI in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof upon request).

                  (v) RCGI represents, warrants and covenants to Buyer that, from and after the filing of the Exchange Closing Form 8-K with the SEC (subject to Section 4(n)), Buyer shall not be in possession of any material nonpublic information received from RCGI, any of the Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any provision herein to the contrary, RCGI shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide Buyer with any material nonpublic information regarding RCGI or any of the Subsidiaries from and after the filing of the Exchange Closing Form 8-K with the SEC, without the express prior written consent of Buyer. In the event of a breach of the foregoing covenant by RCGI, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, Buyer shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by RCGI, the Subsidiaries, or any of its or their respective officers, directors, employees or agents. Buyer shall not have any liability to RCGI, the Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that RCGI believes that a notice or communication to Buyer or Investor contains material, nonpublic information relating to RCGI or any of the Subsidiaries, RCGI shall so indicate to Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide Buyer or Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to RCGI or any of the Subsidiaries. Upon receipt or delivery by RCGI or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless RCGI has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to RCGI or the Subsidiaries, RCGI shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information pursuant to the securities laws.

         k. Pledge of Securities. RCGI acknowledges and agrees that the Securities of Buyer may be pledged by Buyer or its transferees (each, including Buyer, an "Investor") in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide RCGI with any notice thereof or otherwise make any delivery to RCGI pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement. RCGI hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

         l.       Notices. From the date of this Agreement until the latest of
(X) the date that is the last day of the Additional Note Issuance Period, (Y) the first date on which no RCGI Notes remain outstanding, and (Z) the date on which the Security Agreement has terminated (the period ending on such latest date, the "Security Period").

                  (i)      Locations. Promptly (but in no event less than ten
(10) days prior to the occurrence thereof) notify Buyer of the proposed opening of any new place of business or new location of Collateral (as defined in the Security Agreement), the closing of any existing place of business or location of Collateral, any change in the location of such Person's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods (as defined in the Security Agreement) of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Person has previously advised Buyer that such Goods will be used.

                  (ii) Names and Trade Names. Notify Buyer in writing (i) at least thirty (30) days in advance of any change in such Person's legal name and
(ii) within ten (10) days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Buyer in writing.

                  (iii) ERISA Matters. Promptly notify Buyer of (x) the occurrence of any "reportable event" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Person, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                  (iv) Environmental Matters. Immediately notify Buyer upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Person or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials in violation of the requirements of any Environmental Law or any other environmental, health or safety matter which affects such Person or its business operations or assets or any properties at which such Person has transported, stored or disposed of any Hazardous Materials, unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

                  (v) Default; Material Adverse Effect. Promptly advise Buyer of any material adverse change in the business, property, assets, operations or financial condition of such Person, any other Material Adverse Effect, or the occurrence of any Event of Default (as defined in any RCGI Notes) or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by RCGI or the applicable Subsidiary to Buyer in writing.

         m. Compliance with Laws and Maintenance of Permits. During the Reporting Period, RCGI shall, and shall cause each of the Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all Laws (including Environmental Laws and Laws relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Person. Following any determination by Buyer in its sole discretion that there is non-compliance, or any condition which requires any action by or on behalf of RCGI or any of the Subsidiaries in order to avoid non-compliance, with any Environmental Law, Buyer may, at such Person's expense, cause an independent environmental engineer reasonably acceptable to Buyer to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver to Buyer a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof, and RCGI and/or its applicable Subsidiary(ies) shall promptly undertake such recommended or necessary remedial actions as shall be necessary to avoid a Material Adverse Effect

         n. Inspection and Audits. During the Security Period, (i) RCGI shall, and shall cause each of the Subsidiaries to, permit Buyer, or any Persons designated by Buyer, to call at such Person's places of business at any reasonable times and upon prior notice, and, without unreasonable hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person's books, records, journals, orders, receipts and any correspondence and other data relating to such Person's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person's business as Buyer may consider reasonable under the circumstances; and (ii) Buyer, through its officers, employees or agents shall have the right, at any time and from time to time, in Buyer's name, to verify the validity, amount or any other matter relating to any of RCGI's or any of the Subsidiaries' Accounts (as defined in the Security Agreement), by mail, telephone, telecopy, electronic mail or otherwise. Notwithstanding anything to the contrary herein, upon written request to RCGI by Buyer, RCGI shall promptly provide Buyer with any financial, operating or other type of information requested by Buyer, subject to Buyer's execution of a confidentiality agreement reasonably acceptable to RCGI, with respect to such information, which execution shall constitute a waiver, with respect to any material non-public information regarding RCGI and the Included Subsidiaries provided to Buyer directly in response to such written request, of the restriction herein on RCGI's disclosure to Buyer of material nonpublic information. RCGI shall pay to Buyer all costs and out-of-pocket expenses incurred by Buyer in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Indebtedness hereunder, shall be payable on demand and, until paid, shall bear interest at the Interest Rate (as defined in the RCGI Note).

         o. Insurance. During the Security Period, RCGI shall, and RCGI shall cause each of the Subsidiaries to:

                  (i) Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies of insurance have been or shall be, no later than ten (10) days prior to the Exchange Closing Date and each Additional Closing Date, delivered to Buyer, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss under such insurance policies payable to Collateral Agent. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least 30 days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of RCGI or the applicable Included Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition,

RCGI or the applicable Included Subsidiary shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).

                  (ii) Maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies have been or shall be, no later than ten (10) days prior to the Exchange Closing Date, delivered to Buyer, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

                  (iii) If RCGI or any of the Included Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, Buyer, without waiving or releasing any obligation or default by RCGI hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Buyer deems advisable. Such insurance, if obtained by Buyer, may, but need not, protect RCGI's and the Included Subsidiaries' interests or pay any claim made by or against RCGI and the Included Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance RCGI and the Included Subsidiaries may be able to obtain on their own and may be cancelled only upon RCGI and the Included Subsidiaries' providing evidence that they have obtained the insurance as required above. All sums disbursed by Buyer in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Indebtedness under the RCGI Notes, shall be payable on demand by RCGI to Buyer and, until paid, shall bear interest at the highest rate then applicable to principal under the RCGI Notes.

         p. Collateral. During the Security Period, RCGI shall, and shall cause the Included Subsidiaries to, maintain the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment (as defined in the Security Agreement) and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained, subject to normal wear and tear after the Exchange Closing Date.

         q. Taxes. During the Security Period, RCGI shall, and RCGI shall cause each of the Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, that a Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person's financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes; (iii) such Person keeps on deposit with the Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of the Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Person fails to prosecute such contest with reasonable diligence, the Collateral

Agent may apply the money so deposited in payment of such taxes. If RCGI or an Included Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person, Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by Buyer shall constitute Indebtedness under the RCGI Notes, shall be payable by RCGI to Buyer on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the RCGI Notes.

         r. Intellectual Property. During the Reporting Period, RCGI shall, and shall cause each of the Subsidiaries to, maintain adequate licenses, patents, patent applications, copyrights, service marks and trademarks to continue its business as presently proposed to be conducted by it (including as described to Buyer prior to the date hereof) or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

         s. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and Buyer's policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, RCGI agrees to, and shall cause each of the Subsidiaries to, provide such information.

         t. Drilling Title Opinions. During the Security Period, prior to RCGI's or any of the Subsidiaries' drilling on any of the Real Property, RCGI or such Included Subsidiary will obtain a customary drilling title opinion with respect to such Real Property. Upon written request to RCGI by Buyer, RCGI shall promptly provide Buyer with a copy of such drilling title opinion, subject to Buyer's execution of a confidentiality agreement reasonably acceptable to RCGI with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding RCGI and the Included Subsidiaries contained in such drilling title opinion, of the restriction herein on RCGI's disclosure to Buyer of material non-public information.

         u. Security Covenants. During the Security Period, RCGI shall, and RCGI shall cause each of the Included Subsidiaries to, at its own respective cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Buyer or the Collateral Agent may from time to time request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of Buyer on the Collateral (as each term is defined in the Security Agreement, and including Collateral acquired after the date hereof), including on any and all assets of RCGI and each of the Included Subsidiaries, whether now owned or hereafter acquired.

                  (i) Without limiting the generality of the foregoing, in the event that RCGI or any of the Included Subsidiaries shall, at any time during the Security Period, acquire or form any new Included Subsidiary after the date hereof, RCGI shall, or shall cause the respective Included Subsidiary to cause such new Subsidiary (which shall be an Included Subsidiary), upon such acquisition or concurrently with such formation, as applicable, (A) to execute, and thereafter perform its obligations under, the Security Agreement and the Guaranty and to take such other action (including authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Included Subsidiary), as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Collateral Agent for the benefit of Collateral Agent and Buyer on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (B) to execute such other Security Documents, in form and content acceptable to Collateral Agent, as may be required or requested by Collateral Agent in connection with the actions contemplated by the preceding clause (A), and (C) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Collateral Agent shall have reasonably required or requested.

                  (ii) During the Security Period, (A) RCGI shall, and RCGI shall cause each of the Included Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries is a wholly-owned Subsidiary, and that Collateral Agent shall have, for the benefit of Collateral Agent and Buyer, a first priority Lien on all Capital Stock or other equity securities of each of the Included Subsidiaries concurrently with acquisition or formation of such Subsidiary; and (B) RCGI shall, or shall cause each of the Included Subsidiaries to deliver promptly to Collateral Agent, to the extent required by the applicable Security Documents, the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as Collateral Agent shall request to perfect the security interest created therein pursuant to such Security Documents. As used in this Agreement, "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  (iii) Concurrently with the acquisition by RCGI or any of Included Subsidiaries, at any time during the Security Period, of any real estate or real property leasehold interests, RCGI shall deliver or cause to be delivered to the Collateral Agent, with respect to such real estate, (A) a mortgage or deed of trust, as applicable, in form and substance satisfactory to the Collateral Agent, executed by the title holder thereof, (B) an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent in form and substance and in amounts reasonably satisfactory to the Collateral Agent ensuring the Collateral Agent's first priority Lien on such real estate, free and clear of all defects, encumbrances and Liens except Permitted Liens; (C) a current ALTA survey, certified to the Collateral Agent by a licensed surveyor, in form and substance satisfactory to the Collateral Agent,
(D) a certificate, in form and substance acceptable to the Collateral Agent, to the Collateral Agent from a national certification agency acceptable to the Collateral Agent, certifying that such real estate is not located in a special flood hazard area, and (E) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by the Collateral Agent, all of which shall be in form and substance satisfactory to the Collateral Agent.

                  (iv) With respect to any Production Proceeds (as defined in the Mortgages) received by RCGI or any of the Included Subsidiaries during the Security Period which constitute (A) payment of oil or gas proceeds received on account of, or for the benefit of, any third-party owner of oil or gas interests or (B) taxes, charges, costs and expenses that are required to be paid on account of such Production Proceeds on account of, or for the benefit of, any third-party owner of oil or gas interests (the items in clauses (A) and (B), the "Third-Party Production Proceeds"), RCGI shall, and shall cause such Included Subsidiaries to, segregate that portion of Production Proceeds received on any day constituting Third-Party Production Proceeds into a segregated Deposit Account (as defined in the Security Agreement) covered by an Account Control Agreement (as defined in the Security Agreement) which only has Third-Party Production Proceeds on deposit therein at any time. RCGI shall, and shall cause such Included Subsidiaries to, deposit all Production Proceeds not constituting Third-Party Production Proceeds into a Deposit Account of RCGI or such Included Subsidiary, respectively, which does not contain Third-Party Production Proceeds or any other Production Proceeds that are subject to an ownership interest or other claim by any third-party. RCGI shall provide written notice to the holders of the RCGI Notes as to which Deposit Account is segregated for Third-Party Production Proceeds, and shall not change the Deposit Account segregated for Third-Party Production Proceeds without prior written consent of the holders of the RCGI Notes. RCGI shall, and shall cause such Included Subsidiaries to, receive, collect and enforce their rights to receive payment of Production Proceeds, enforcing liens and security interests in respect thereof and protecting their interests in and to all Production Proceeds.

                  (v) During the Security Period, RCGI shall, and shall cause each of the Included Subsidiaries to, (A) refrain from engaging to any extent in any business other than the ownership and operation of oil, gas and other hydrocarbon drilling, exploration and development rights, concessions, working interests and participation interests and hydrocarbon transportation facilities and businesses reasonably related thereto or in furtherance thereof, and (B) preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business.

         v. Subsidiary Interests. At all times following the Exchange Closing, all of the equity interests of each of the Included Subsidiaries shall be certificated or otherwise represented in tangible form. At all times following the date of this Agreement, all of the equity interests of Sonterra shall be certificated or otherwise represented in tangible form.

         w. Divestiture. RCGI shall sell, transfer or otherwise divest itself of all interests in the Excluded Subsidiaries in a transaction that is negotiated on an arm's length basis, is on terms and conditions that RCGI reasonably believes are no less favorable to RCGI than those that would have been obtained on an arm's length basis from a third party that is not a Related Party (the "Divestiture"), as soon as reasonably practicable after the Exchange Closing Date and following the Divestiture shall have no interest in, or obligations with respect to, any of the assets or liabilities of the Excluded Subsidiaries or the businesses thereof. RCGI shall not incur, or be subject to, any expense or liability in connection with the Divestiture. As of the date hereof and at all times, thereafter, no Excluded Subsidiary (while it remains a Subsidiary) shall employ any employees, or engage in any business operations or other activities, and except for the Permitted Insurance Sub Accounts and the Permitted Insurance Sub Funds, no Excluded Subsidiary shall have, or be authorized to maintain, any bank account, brokerage account or other account with any financial institution, or possess any cash or have, or be authorized, to have any other means to acquire cash or to use or spend cash or credit. At no time prior to the Divestiture shall any additional monies or funds shall be deposited, or be permitted to be deposited, into the Permitted Insurance Sub Account. As used in this Agreement, the "Permitted Insurance Sub Accounts" means the bank accounts of the Excluded Subsidiaries listed on Schedule 3(u) as each such account exists as of the date of this Agreement; and "Permitted Insurance Sub Funds" means funds in the Permitted Insurance Sub Accounts necessary to capitalize the Excluded Subsidiaries for purposes of maintaining their insurance license, in an amount not in excess of $135,000.

         x. Existing Options. RCGI shall, and RCGI shall cause each of the Subsidiaries to, at its own respective cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary or proper, or as Buyer may reasonably request, to cancel and otherwise terminate, all rights and obligations with respect to, all Existing Options.

         y. Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of Buyer, and RCGI will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents.

         z. Guarantee of Obligations under Sonterra SPA. From and after the Exchange Closing, RCGI shall, and hereby does, fully, irrevocably and unconditionally guarantee, to the Buyer and the Collateral Agent, not merely as a surety but also as a co-debtor, the prompt and complete payment and performance by Sonterra of all of its liabilities and obligations (including indemnification obligations) under the Sonterra SPA, excluding any obligations with respect to any securities cancelled pursuant to Section 1(a)(i). RCGI agrees to execute such further documentation and take such further action as is necessary to carry out the intent of this provision.

         aa.      Information Statement.
                  ---------------------

                  (i) RCGI shall (A) as promptly as reasonably practicable after the date of this Agreement, prepare and file with the SEC the Information Statement, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect thereto and provide copies of such comments to the Buyer promptly upon receipt, (C) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (D) use its reasonable best efforts to have cleared by the SEC the Information Statement and all other customary materials relating thereto, (E) cause the Information Statement and all required amendments and supplements thereto to be mailed to the holders of RCGI Common Shares entitled to receipt thereof as promptly as reasonably practicable after the later of (I) the tenth (10th) day after the filing of the preliminary Information Statement with the SEC or (II) the second Business Day after RCGI is notified by the SEC that (1) it will not be reviewing the Information Statement or (2) that it has no further comments on the preliminary Information Statement,
(F) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to RCGI's stockholders any supplement or amendment to the Information Statement if any event shall occur which requires such action at any time prior to the Exchange Closing Date, and (G) otherwise use its reasonable best efforts to comply with all requirements of Law applicable to the Information Statement and the transactions contemplated hereby. The Buyer shall cooperate with RCGI in connection with the preparation and filing of the Information Statement, including promptly furnishing RCGI upon request with any information with respect to the Buyer as may be required to be set forth in the Information Statement under the 1934 Act. RCGI will provide to the Buyer and its counsel the reasonable opportunity to review and comment upon the Information Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. If, at any time prior to the Exchange Closing Date, any information relating to RCGI, the Subsidiaries or any of their respective Affiliates should be discovered by RCGI which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, RCGI shall promptly notify the Buyer and, to the extent required by applicable Law, RCGI shall disseminate an appropriate amendment thereof or supplement thereto describing such information to RCGI's stockholders.

                  (ii) RCGI represents, warrants and covenants that (A) none of the information included or incorporated by reference in the Information Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement (the "Other Filings") shall, in the case of the Information Statement, at the date it is first mailed to RCGI's stockholders or on the Exchange Closing Date or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to RCGI's stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation, warranty or covenant is made by RCGI with respect to statements made therein with respect to the Buyer based on information supplied by the Buyer in writing to RCGI in connection with the preparation of the Information Statement or the Other Filings expressly for inclusion therein and (B) the Information Statement shall comply as to form in all material respects with the applicable requirements of the 1934 Act.

                  (iii) The Buyer represents, warrants and covenants that none of the information supplied by the Buyer in writing to RCGI expressly for inclusion in the Information Statement or the Other Filings will, in the case of the Information Statement, at the date it is first mailed to RCGI's stockholders or on the Exchange Closing Date or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to RCGI's stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         bb.      Additional Financial Information. RCGI shall deliver to Buyer on the Exchange Closing Date and on each Additional Closing Date, a pro forma consolidated balance sheet (the "Pro Forma Balance Sheet") of RCGI and the Subsidiaries dated as of the date of the last day of the period covered by the most recently filed Periodic Report, and a pro forma capitalization table (the "Pro Forma Cap Table") of RCGI as of such Closing Date, that give effect to the transactions contemplated by this Agreement and each of the other Transaction Documents as occurring on or as of such Closing Date. RCGI represents and warrants to Buyer that each of the Pro Forma Balance Sheet and the Pro Forma Cap Table, (i) shall fairly present such pro forma financial position or capitalization, as applicable, (ii) shall be prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions,
(iii) shall be based upon financial information prepared in accordance with GAAP, (iv) shall be consistent with the books and records of RCGI and the Subsidiaries and their respective predecessors (which shall be true, accurate and complete) and (v) shall fairly present such information as of the dates presented.

5.       NEGATIVE COVENANTS
         ------------------

         a. Prohibition Against Variable Priced Securities. From the date of this Agreement until the end of the Reporting Period, (i) RCGI shall not in any manner issue or sell any Options (as defined below) or Convertible Securities that are convertible into or exchangeable or exercisable for RCGI Common Shares at a price that varies or may vary with the market price of RCGI Common Shares, including by way of one or more resets to a fixed price or increases in the number of RCGI Common Shares issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the RCGI Common Shares. From the date of this Agreement until the Exchange Closing Date, RCGI shall not, nor shall it permit any of the Subsidiaries, to issue any RCGI Common Shares, Options, Convertible Securities or other securities of any type, other than RCGI Common Shares issuable upon exercise of the Warrants or the Initial Officer Options.

         b. Status. From the date of this Agreement until the end of the Reporting Period, RCGI shall not, nor will it permit any of the Subsidiaries to, become a USRPHC; and upon Buyer's request, RCGI shall inform Buyer whether any of the Securities then held by Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

         c. Stay, Extension and Usury Laws. RCGI covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on, any of the RCGI Notes as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of any of the Transaction Documents; and RCGI (to the extent it may lawfully do so), on behalf of itself and the Subsidiaries, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Buyer, but will suffer and permit the execution of every such power as though no such law has been enacted.

         d. Payment Restrictions Affecting Subsidiaries. From the date of this Agreement until the later of end of the Security Period, (i) RCGI shall not, nor will it permit any of the Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, RCGI shall not, and shall not cause or permit the Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (A) pay dividends or make any other distribution on any of such Person's Capital Stock owned by RCGI or any other Subsidiary; (B) pay any Indebtedness owed to RCGI or any other Subsidiary; (C) make loans or advances to RCGI or any other Subsidiary; or (D) transfer any of its property or assets to RCGI or any other Subsidiary.

         e. Prepayments. Except for the intercompany indebtedness, from the date of this Agreement until the end of the Reporting Period, RCGI shall not, nor will RCGI permit any of the Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the RCGI Notes by structure or contract.

         f. Indebtedness. From the date of this Agreement until the end of the Reporting Period, RCGI shall not, and RCGI shall cause each of the Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than Indebtedness under the RCGI Notes issued pursuant to this Agreement, except that RCGI and the Subsidiaries may, after the Exchange Closing, (i) incur non-convertible Indebtedness for borrowed money in an aggregate principal amount outstanding not in excess of $3,000,000, but only to the extent (A) a subordination agreement in favor of and in form and substance satisfactory to Buyer in its sole and absolute discretion is executed and delivered to Buyer with respect thereto (which subordination agreement shall prohibit payments in respect of such subordinated Indebtedness for so long as any RCGI Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until at least ninety (90) days after the Maturity Date of any outstanding RCGI Notes, and (C) such subordinated Indebtedness is not secured by any of the assets of RCGI or any of the Subsidiaries; (ii) incur purchase money Indebtedness or Capital Lease Obligations in an aggregate amount not to exceed $200,000 outstanding at any time; (iii) incur unsecured intercompany Indebtedness amongst RCGI and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Security Agreement and the Guaranty, to the extent such Indebtedness is evidenced by a promissory note that has been pledged to Collateral Agent; (iv) incur Indebtedness of RCGI and the Subsidiaries for taxes, assessments, municipal or governmental charges not yet due; and (v) incur obligations of RCGI and the Subsidiaries resulting from endorsements for collection or deposit in the ordinary course of business.

         g. Liens. From the date of this Agreement until the later of end of the Reporting Period and the date the Security Agreement has terminated, RCGI shall not, and shall cause each of the Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

         h. Sale of Collateral. During the Security Period, neither RCGI nor any of the Subsidiaries shall sell, transfer, farm-out, assign or dispose of any Real Property (and any of the Collateral used in connection with the operation of such Real Property) (a "Collateral Disposition"), except in a good faith, arm's length transaction with Persons who are not officers or directors, provided that (i) the net cash proceeds of the Collateral Disposition are immediately deposited into a Deposit Account (as defined in the Security Agreement) covered by an Account Control Agreement, or, if any of the consideration consists of Real Property or other assets, Buyers is provided with a valid, perfected, first priority security interest therein within two Business Days of the Collateral Disposition, (ii) immediately before and immediately after giving effect to such Collateral Disposition, no Event of Default (as defined in the RCGI Notes) shall have occurred and be continuing, and, within the 90 days prior to such Collateral Disposition, no event shall have occurred that, with the giving of notice or passage of time and without being cured would constitute an Event of Default (any such Collateral Disposition, a "Permitted Collateral Disposition"), and (iii) immediately before and immediately after giving effect to such Collateral Disposition, there shall not be a Financial Covenant Test Failure, and if such Collateral Disposition had occurred as of the last day of the period covered by the most recently filed Periodic Report, there would not have been a Financial Covenant Test Failure. Upon a Permitted Collateral Disposition, the Buyer shall, and shall cause the Collateral Agent (if applicable), at RCGI's sole expense, to promptly release any Lien encumbering that portion of the Real Property and any of the Collateral used in connection with the operation of such Real Property that is sold, transferred, farmed-out, assigned, or disposed of, provided that RCGI and each applicable Subsidiary shall have delivered to the Buyer or the Collateral Agent (if applicable) a written notice from RCGI and each applicable Subsidiary, which notice shall contain no material non-public information, (1) requesting the release of the Liens encumbering the Real Property and Collateral to be sold, transferred, farmed-out, assigned or disposed of, (2) describing the proposed Real Property and Collateral sold, transferred, farmed-out, assigned or disposed of, (3) stating the purchase price or other property to be received in consideration for such sale or disposition of such Real Property and Collateral,
(4) if there is to be a substitution of Real Property or other assets for the Real Property (and any related Collateral) that is subject to the Collateral Disposition, specifying the Real Property or other assets intended to be substituted therefor, (5) attaching an officer's certificate certifying that the Permitted Collateral Disposition is in compliance with each of the requirements of clause (ii) of the immediately preceding sentence and (6) attaching the form of release requested by RCGI or its applicable Subsidiary to be authorized or, if necessary, executed by the Secured Parties (as defined in the Security Agreement) or the Collateral Agent, if applicable.

         i. Corporate Existence; Leases. During the Reporting Period, the RCGI shall maintain its corporate existence and shall not sell all or substantially all of the RCGI's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the RCGI's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the RCGI's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed on a national securities exchange, (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the RCGI Notes) shall have occurred and be continuing, and (iii) immediately before and immediately after giving effect to such transaction, there shall not be a Financial Covenant Test Failure, and if such transaction had occurred as of the last day of the period covered by the most recently filed Periodic Report, there would not have been a Financial Covenant Test Failure. From the date of this Agreement until the first date following the Closing Date on which the RCGI Notes and Warrant are not outstanding, RCGI shall, and shall cause each of its Subsidiaries to, refrain from violating, breaching or defaulting under in any respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Lease to which RCGI or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or inaction would not and would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

         j. Restriction on Loans; Investments; Subsidiary Equity. During the Security Period, RCGI shall not, and shall not permit any of its Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the RCGI Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of 90 days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity, other than unsecured intercompany indebtedness permitted by Section 5(f) (and not otherwise prohibited hereunder) and capital contributions to Included Subsidiaries incident to the formation and capitalization of such Included Subsidiaries in accordance with this Agreement and limited to de minimis amounts necessary to form and capitalize such Included Subsidiaries, (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests (collectively, "Interests"), in which Buyer is not granted a valid, perfected first priority security interest in such Interests, or (iii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than RCGI (other than the Divesture). "Permitted Investments" means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within 90 days of the investment by the Company or any Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Secured Party (as defined in the Security Agreement).

         k. Equipment. During the Security Period, RCGI shall not, and shall cause each of the Subsidiaries not to, (i) permit any Equipment to become a fixture to Real Property unless such Real Property is owned or leased by such Person and is subject to a mortgage in favor of the Collateral Agent, for the benefit of Buyer, and if such Real Property is leased, is subject to a landlord's agreement in favor of Buyer on terms acceptable to the Collateral Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority perfected Lien in favor of the Collateral Agent, for the benefit of Buyer and any other holders of the RCGI Notes.

         l. Affiliate Transactions. During the Reporting Period, RCGI shall not, and shall cause each of the Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for transactions with Buyer, the Collateral Agent or Longview International and intercompany transactions between or among RCGI and its wholly-owned Included Subsidiaries, in each case as permitted (and not otherwise prohibited) hereunder, and customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

         m. Settling of Accounts. From the date of this Agreement until the end of the Security Period, RCGI shall not, and shall cause each of the Subsidiaries not to, sell, discount, settle or adjust any Account (as defined in the Security Agreement); provided, that after the Exchange Closing, so long as no Event of Default shall have occurred and be continuing, RCGI and the Subsidiaries may (i) discount or settle past due Accounts on an arm's length basis in the ordinary course of business, and (ii) provide early payment discounts in respect of Accounts in the ordinary course of business, consistent with past practice.

         n. Executive Compensation. During the Reporting Period, RCGI shall not, and shall cause each of the Subsidiaries not to, pay any salary, bonus, management, consulting, incentive or other compensation, or provide any perquisites or benefits, to any of the Principals except as set forth in their respective Employment Agreements and shall not modify or amend any such Employment Agreement.

         o. Limitation on Sale and Leaseback Transactions. During the Reporting Period, RCGI shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction RCGI or any of the Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

         p. Investment Company; Public Utility. During the Reporting Period, RCGI shall not, and shall cause each of the Subsidiaries not to, become an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940; nor shall RCGI become, or permit any of the Subsidiaries to become, subject to regulation as (i) a "public utility," (ii) "public utility company,"
(iii) a "holding company" of a "public utility" or a "public utility company,"
(iv) a "subsidiary company" of a such a "holding company," or (v) an affiliate of a such a "holding company" or such a "subsidiary company," in each case as such terms or similar terms are used within the meaning of any Law.

         q. Real Property Leases. During the Security Period, RCGI shall not, and shall cause each of the Subsidiaries not to, amend, modify, violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in a reversion of rights to a Person under, any Real Property Lease to which RCGI or any of the Subsidiaries is a party, except to the extent such amendment, modification, violation, breach or default, action or in-action could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         r. Restriction on Purchases or Payments. During the Security Period, RCGI shall not, and RCGI shall cause each of the Subsidiaries not to,
(i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Capital Stock or split, combine or reclassify any Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Capital Stock; provided however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by RCGI or by a domestic Subsidiary, provided that all of the equity of such domestic Subsidiary is directly or indirectly owned by RCGI, such domestic Subsidiary is controlled by RCGI and such domestic Subsidiary is a party to the Guaranty Agreement and the Security Agreement, or
(ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of RCGI's Capital Stock or the Capital Stock of any of the Subsidiaries.

         s. No Avoidance of Obligations. During the Reporting Period, RCGI shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict RCGI's or any of the Subsidiaries' ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the RCGI Notes or the other Transaction Documents.

         t. Right to Participate in Future Financing. Subject to the exceptions described below, during the period beginning on the date hereof and ending on the later of (i) the second (2nd) anniversary of the Exchange Closing and (ii) sixty (60) days after the first date following the Exchange Closing on which no RCGI Notes remain outstanding, RCGI shall not, and RCGI shall cause each of the Subsidiaries not to, (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), (y) issue any debt or equity securities of RCGI or any Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of RCGI or any Subsidiary (including debt securities with an equity component) or (z) engage in "farm-out" financing transactions or similar transactions which do not have operating obligations by the financing party as a material component, in any form (a "Future Offering"), unless, after such Person has received an offer regarding a Future Offering that it has a bona fide intention to accept, such Person shall have first delivered to Buyer or its designee appointed by Buyer written notice (the "Future Offering Notice") reporting that it has received and is prepared to accept such offer and providing Buyer an option (the "Buyer Purchase Option") to purchase up to 50% of the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). No Future Offering Notice shall contain any material non-public information regarding the Company or any of the Subsidiaries. Upon the written request of Buyer made within five (5) Business Days after its receipt of a Future Offering Notice (an "Additional Information Request"), RCGI shall provide Buyer with such additional information regarding the proposed Future Offering, including the name of the buyer, and the terms and conditions and use of proceeds thereof, as Buyer shall reasonably request. Buyer may exercise its Buyer Purchase Option by delivering written notice (the "Buyer Purchase Notice Date") to RCGI within five (5) Business Days after the later of
(i) Buyer's receipt of a Future Offering Notice or (ii) Buyer's receipt of all of the information reasonably requested by Buyer in an Additional Information Request, which notice shall state the quantity or percentage of securities being offered in the Future Offering that Buyer will purchase, up to 50%. RCGI or the Subsidiary, as appropriate, shall have 60 days following Buyer Purchase Notice Date to sell the securities of the Future Offering (other than the securities to be purchased by Buyer pursuant to this Section 5(s)), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. The exercise of Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering, provided, that notwithstanding Buyer's exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within RCGI's sole discretion. In connection with such consummation, if Buyer has exercised a Buyer Purchase Option, then Buyer shall deliver to RCGI duly and properly executed originals of any documents reasonably required by RCGI or the Subsidiary, as appropriate, to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by Buyer in such Future Offering, and RCGI or the Subsidiary, as appropriate, shall promptly issue to Buyer the securities purchased thereby. In the event RCGI or the Subsidiary, as appropriate, has not sold such securities of the Future Offering within such 60-day period, then RCGI and the Subsidiaries shall not thereafter issue or sell such securities or any other securities subject to this Section 5(s) without first offering such securities to Buyer in the manner provided in this Section 5(s). Buyer shall not be required to participate or exercise its right of participation with respect to a particular Future Offering in order to exercise its right of participation with respect to later Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving RCGI's issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by RCGI (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) the issuance solely of RCGI Common Shares in a Qualified Public Offering, (iii) the issuance of securities upon exercise of the Initial Officer Options, provided that such Initial Officer Options are not amended or modified on or after the date of their grant and neither the 2007 Option Plan nor any Option Agreement is modified to differ from the forms thereof attached as exhibits hereto, and further provided that the exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the Exchange Closing Date, or (iv) the grant of options, or the issuance of other securities, to employees or directors of RCGI or the Subsidiaries, under an RCGI stock option plan, restricted stock plan or stock purchase plan approved by RCGI's Board of Directors and stockholders, in each case only as and to the extent such issuance is permitted under this Agreement and the other Transaction Documents.

         u. Limits on Additional Issuances. Neither RCGI nor any Subsidiary shall, in any manner, until the later of (i) 180 days after the Exchange Closing Date and each Additional Closing Date, or (ii) the date on which the registration statement required to be filed pursuant to Section 2 of the Registration Rights Agreement is declared effective by the SEC (the "Effective Date"), issue or sell any RCGI Common Shares, Convertible Securities or Options, other than the CK Cooper Shares (the "Equity Limitation"), or file any registration statement other than as required by the Registration Rights Agreement. The Equity Limitation shall not apply to (i) any transaction involving RCGI's issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by RCGI (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) the issuance of securities upon exercise of the Initial Officer Options, provided such Initial Officer Options are not amended or modified on or after the date hereof and provided that the exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the Exchange Closing Date, and (iv) the grant of options, or the issuance of other securities, to employees or directors of RCGI or any of the Subsidiaries, under any RCGI stock option plan, restricted stock plan or stock purchase plan approved by RCGI's Board of Directors and stockholders, in each case only as and to the extent such issuance is permitted under this Agreement and the other Transaction Documents. "CK Cooper Shares" means the 6,553,967 RCGI Common Shares (subject to adjustment for the Reverse Stock Split) to be issued to C.K. Cooper & Company ("CKC") as compensation for services pursuant to the engagement letter dated July 25, 2007 between RCGI and CKC, in an amount equal to quotient of $180,000 divided by the Per Share Purchase Price.

         v. No Integrated Offering. Neither RCGI nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by RCGI for purposes of the 1933 Act or any regulatory or self-regulatory authority.

         w. Regulation M. Neither RCGI, nor the Subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

6.       CONDITIONS TO THE OBLIGATIONS OF RCGI TO CLOSE.
         ----------------------------------------------

         a. Exchange Closing. The obligation of RCGI to take the actions specified in Section 1(a) at the Exchange Closing is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following conditions, provided that these conditions are for RCGI's sole benefit and may be waived by RCGI at any time in its sole discretion by providing Buyer with prior written notice thereof:

                  (i) Buyer and other party shall have executed each of the Transaction Documents to be executed at the Exchange Closing to which it is a party and delivered the same to RCGI.

                  (ii) Buyer shall have delivered to RCGI the certificates representing the New Sonterra Common Shares, duly endorsed for transfer to RCGI.

                  (iii) Buyer shall have assigned and delivered to RCGI the Sonterra Equity Note and the Sonterra Non-Equity Note, duly endorsed for transfer to RCGI.

                  (iv) Buyer shall have delivered to RCGI the Sonterra Warrants, duly endorsed for transfer to RCGI.

                  (v) The representations and warranties of Buyer herein and in all of the Transaction Documents shall be true and correct as of the date when made and as of the Exchange Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to the Exchange Closing Date.

                  (vi) The majority stockholder of RCGI shall have approved the Certificate Amendment and shall not have rescinded such approval.

                  (vii) No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at the Exchange Closing.

         b. Additional Closings. The obligation of RCGI to take the actions specified in Section 1(b) at any Additional Closing is subject to the satisfaction, at or prior to the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for RCGI's sole benefit and may be waived by RCGI at any time in its sole discretion by providing Buyer with prior written notice thereof:

                  (i) Buyer shall have delivered to RCGI the Additional Purchase Price (less the amount withheld pursuant to Section 4(i)) for the Additional RCGI Notes being purchased by Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by RCGI.

                  (ii) The representations and warranties of Buyer shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Buyer at or prior to such Additional Closing Date.

                  (iii) No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at such Additional Closing.

7.       CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.
         -----------------------------------------

         a. Exchange Closing. The obligation of Buyer to take the actions specified in Section 1(a) at the Exchange Closing is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived only by Buyer at any time in its sole discretion by providing RCGI with prior written notice thereof:

                  (i)      The Flash Acquisition Closing shall have occurred.

                  (ii) Each of RCGI and the other parties to the Transaction Documents (excluding Buyer and the Collateral Agent), as applicable, shall have executed and delivered to Buyer the Account Control Agreements, the Guarantees, the Pledge Agreement, the RCGI Mortgage Amendments, Registration Rights Agreement, the Employment Agreements, the Security Agreement Joinder and each other Transaction Document to be executed thereby at or prior to the Exchange Closing.

                  (iii) RCGI shall have filed the Certificate Amendment and effected the Reverse Stock Split (as approved by Buyer) and changed the name of RCGI to Sonterra Resources, Inc., and delivered to Buyer a copy of the Certificate of Amendment certified as of a date within ten (10) days of the Exchange Closing Date, by the Secretary of State of the State of Delaware.

                  (iv) Sonterra shall have duly executed and delivered to Buyer the Sonterra Mortgage Amendments (as defined in the Sonterra SPA), the Guarantee and any other Transaction Documents to which Sonterra is a party.

                  (v) RCGI shall have delivered to Buyer a letter from RCGI's transfer agent certifying the number of RCGI Common Shares outstanding as of a date within five (5) days of the Exchange Closing Date.

                  (vi) As of the Exchange Closing Date, RCGI shall have reserved out of its authorized and unissued RCGI Common Shares, solely for the purpose of effecting the exercise of the RCGI Warrant, at least 49,586,777 RCGI Common Shares (such number to be adjusted for the Reverse Stock Split any stock split, stock dividend, stock combination or other similar transaction involving the RCGI Common Shares effective at any time after the date of this Agreement).

                  (vii) RCGI shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Securities (including the Initial RCGI Note) pursuant to this Agreement at the Exchange Closing in compliance with such laws.

                  (viii) RCGI shall have executed and delivered to Buyer the Initial RCGI Notes.

                  (ix) RCGI shall have executed and delivered to Buyer certificates representing the New RCGI Common Shares.

                  (x) RCGI shall have executed and delivered to Buyer the RCGI Warrant.

                  (xi) RCGI shall have duly adopted the 2007 Option Plan and issued the Initial Officer Options thereunder.

                  (xii) All Existing Options shall have been cancelled all rights and obligations with respect thereto shall have been terminated.

                  (xiii) The Board of RCGI shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3(b) above and in a form reasonably acceptable to Buyer (the "Resolutions").

                  (xiv) RCGI and each Included Subsidiary shall have delivered and pledged to Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by RCGI and each Included Subsidiary, as applicable, in such form and substance as Buyer may request, in each case in accordance with the Security Agreement, the Pledge Agreement and the other Security Documents.

                  (xv) RCGI and each Included Subsidiary shall have given, executed, delivered, filed and/or recorded all Security Documents, the RCGI Mortgage Amendments with respect to all of the Real Property, and any other financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of Buyer) to create, preserve, perfect or validate the security interest in their respective assets of RCGI granted to Buyer pursuant to the Security Agreement and to enable Buyer to exercise and enforce its rights with respect to such security interest.

                  (xvi) RCGI shall have delivered to Buyer a secretary's certificate, dated as of the Exchange Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within ten (10) days of the Exchange Closing Date, by the Secretary of State of Delaware, (C) the Bylaws of RCGI, (D) the certificate or articles of incorporation or other organizational documents of each of the Subsidiaries, each certified as of a date within ten (10) days of the Exchange Closing Date, by the Secretary of State of the state of such entity's jurisdiction of incorporation or organization, and (E) the bylaws or other similar documents of each of the Subsidiaries, each as in effect at the Exchange Closing.

                  (xvii) RCGI shall have delivered to Buyer a certificate evidencing the good standing of RCGI and each Subsidiary in such entity's state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Exchange Closing Date.

                  (xviii) Buyer shall have received (A) the opinions of Baker & McKenzie LLP and Thompson & Knight LLP (or such other law firms as are reasonably acceptable to Buyer) dated as of the Exchange Closing Date, which opinions will collectively address, among other things, laws of the States of Delaware, Texas and New York applicable to the transactions contemplated hereby, and the security interests provided pursuant to the Security Agreement, in each case in form, scope and substance reasonably satisfactory to Buyer, and providing the opinions set forth in Exhibit 7(a)(xviii).

                  (xix) The representations and warranties of RCGI herein and of RCGI and the Subsidiaries in all Transaction Documents shall be true and correct as of the date when made and as of the Exchange Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and RCGI and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by RCGI or the Subsidiaries at or prior to the Exchange Closing Date. Buyer shall have received a certificate, executed by the chief executive officer of RCGI, dated as of the Exchange Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer.

                  (xx) The Information Statement shall have been sent to the stockholders of RCGI at least 20 days prior to the Exchange Closing Date.

                  (xxi) As of the Exchange Closing Date, RCGI shall have delivered to Buyer the Pro Forma Balance Sheet and Pro Forma Cap Table required by Section 4(bb).

                  (xxii) No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at the Exchange.

                  (xxiii) The representations and warranties of Sonterra in the Sonterra SPA Agreement and in all "Transaction Documents" (for purposes of this Section 7(a)(xxiii), as defined in the Sonterra SPA) shall be true and correct as of the date when made and as of the Exchange Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and Sonterra shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Sonterra SPA and the other Transaction Documents to be performed, satisfied or complied with by Sonterra at or prior to the Exchange Closing Date. Buyer shall have received a certificate, executed by the chief executive officer of Sonterra, dated as of the Exchange Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer.

                  (xxiv) RCGI shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

         b. Additional Closing. The obligation of Buyer to purchase Additional RCGI Notes from RCGI or to take the actions specified in Section 1(b) at any Additional Closing is subject to the satisfaction, at or prior to the Additional Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing RCGI with prior written notice thereof:

                  (i)      The Exchange Closing shall have occurred.

                  (ii) The Board of RCGI shall have adopted, and not rescinded or otherwise amended or modified, the Resolutions.

                  (iii) RCGI shall have executed and delivered to Buyer the Additional RCGI Notes being purchased by Buyer at such Additional Closing.

                  (iv) RCGI shall have delivered to Buyer a certificate evidencing the good standing of RCGI and each Subsidiary in such entity's state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Additional Closing Date.

                  (v) RCGI shall have delivered to Buyer a secretary's certificate, dated as of the Additional Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within ten (10) days of the Additional Closing Date, by the Secretary of State of Delaware, (C) the Bylaws of RCGI, (D) the certificate or articles of incorporation or other organizational documents of each of the Subsidiaries, each certified as of a date within ten (10) days of the Additional Closing Date, by the Secretary of State of the state of such entity's jurisdiction of incorporation or organization, and (E) the bylaws or other similar documents of each of the Subsidiaries, each as in effect at the Additional Closing.

                  (vi)     RCGI shall have complied with the requirements of
Section 1(b) (including the Additional Note Issuance Amount Limitations) and all of the Additional Sale Notice Election Conditions set forth in Section 1(d) shall have been satisfied at all times from the Exchange Closing Date until and including such Additional Closing Date.

                  (vii) The representations and warranties of RCGI (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), provided that such representations shall be true and correct as of such Additional Closing Date giving effect to the updates required by the last sentence of this paragraph (viii) so long as there is nothing disclosed in any such updates (or the representations as affected thereby) that could, individually or in the aggregate, have a Material Adverse Effect as determined by Buyer, in its sole discretion, and RCGI shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by RCGI at or prior to such Additional Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of RCGI, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer, including an update as of such Additional Closing Date of the representations and related schedules contained in Sections 3(c), 3(f), 3(g), 3(h), 3(i), 3(n), 3(o), 3(p), 3(q), 3(s), 3(w), 3(z), and 3(bb).

                  (viii) Buyer shall have received (A) the opinions of Baker & McKenzie and Thompson & Knight LLP (or such other law firms as are reasonably acceptable to Buyer), dated as of the Additional Closing Date, which opinions will collectively address, among other things, laws of the States of Delaware, New York and Texas (and any other states in which RCGI has properties or assets as of such Additional Closing Date) applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to Buyer, and providing the opinions set forth in Exhibit 7(a)(xviii).

                  (ix) RCGI shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Securities (including the Additional RCGI Notes) pursuant to this Agreement in compliance with such laws.

                  (x) All conditions set forth in Section 7(a) shall have been satisfied and shall remain satisfied.

                  (xi) As of each Additional Closing Date, RCGI shall have delivered to Buyer the Pro Forma Balance Sheet and Pro Forma Cap Table required by Section 4(bb).

                  (xii) No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at such Additional Closing.

                  (xiii) RCGI shall have paid to Buyer or its designee a transaction fee in an amount equal to 1.0% of the principal amount of the Additional RCGI Notes being purchased by Buyer at such Additional Closing (or, if it be paid to Buyer, such amount shall have been, if Buyer so requests, credited against the Additional Purchase Price payable hereunder to RCGI at such Additional Closing).

                  (xiv) RCGI shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

8.       INDEMNIFICATION.
         ---------------

         a. RCGI Indemnification Obligation. In consideration of Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of RCGI's obligations under the Transaction Documents, RCGI (for purposes of this Section 8(a), the "Indemnifying Party") shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their equityholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (for purposes of this Section 8(a), collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (for purposes of this Section 8(a), the "Indemnified Liabilities"), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnifying Party in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Indemnifying Party contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee's owners, investors or Affiliates), (d) any assets or transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of any of the Securities. To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, such Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

         b.       Indemnification Procedures. Each Indemnitee (as defined under
Section 8(a)) shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such claim) and (ii) permit such Indemnifying Party, as applicable, to assume the defense of such claim with counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within five (5) days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of its counsel, a conflict of interest may exist between the Indemnitee and the Indemnifying Party with respect to such claims (in which case, if the Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Indemnifying Party assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying shall, and no Indemnitee shall be required by an Indemnifying Party to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnifying Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable, provided that, at least five (5) days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

9.       GOVERNING LAW; MISCELLANEOUS.
         ----------------------------

         a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by

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

registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that Buyer has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among Buyer, RCGI, and the Subsidiaries and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither RCGI nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by RCGI and Buyer. Any such amendment shall bind all holders of the RCGI Notes and the holder of the RCGI Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the RCGI Notes or RCGI Warrant then outstanding.

         f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to RCGI:

                  Prior to the Exchange Closing Date:

                  River Capital Group, Inc.
                  7 Reid Street, Suite 312
                  Hamilton Bermuda, HM11
                  Facsimile:  441-296-1214
                  Attention: Mr. Howard Taylor

                  On or after the Exchange Closing Date:

                  Sonterra Resources, Inc.
                  300 East Sonterra Boulevard, Suite 1220
                  San Antonio, Texas
                  Facsimile: 210-545-3317
                  Attention: Michael J. Pawelek

                  With a copy to:

                  Baker & McKenzie LLP
                  1114 Avenue of the America
                  New York, NY, 10036
                  Facsimile:  212-310-1786
                  Attention: Martin Eric Weisberg, Esq.

         If to Buyer:

                  Longview Fund, L.P.
                  c/o Viking Asset Management, LLC
                  600 Montgomery Street, 44th Floor
                  San Francisco, CA  94111
                  Facsimile: 415-981-5301
                  Attention: Michael Rudolph

         With a copy to:

                  c/o Viking Asset Management, LLC
                  10 Glenville Street, 3rd Floor
                  Greenwich, Connecticut 06831
                  Attention: Robert J. Brantman
                  Facsimile: 646-840-4958

                  And with a copy to:

                  Katten Muchin Rosenman LLP
                  525 W. Monroe Street
                  Chicago, Illinois 60661-3693
                  Attention: Mark D. Wood, Esq.
                  Facsimile: 312-902-1061

or such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. RCGI shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal of the RCGI Notes then outstanding except for a merger permitted pursuant to
Section 5(i). Buyer may assign some or all of its rights hereunder without the consent of RCGI; provided, however, that any such assignment shall not release Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and RCGI has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

         h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         i. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of RCGI and Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification and contribution provisions set forth in Section 8, shall survive the Closings. RCGI acknowledges and agrees that the provisions of
Section 15 of each RCGI Note shall survive the redemption, repayment or surrender of each such RCGI Note.

         j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         k.       Termination.
                  -----------

                  (i) In the event that the Exchange Closing shall not have occurred on or before the third (3rd) Business Day following the earlier of (A) December 31, 2007, or (B) the 20th calendar day after the mailing of the Information Statement, due to RCGI's on the one hand, or Buyer's on the other hand, failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k)(i), RCGI shall be obligated to pay Buyer (so long as Buyer is not a breaching party) its transaction fees and reimbursement amounts as set forth in Section 4(i) as if Buyer had purchased the Securities.

                  (ii) In the event that an Additional Closing shall not have occurred on or before the eighth (8th) Business Day following an Additional Sale Election Notice Date due to RCGI's or Buyer's failure to satisfy the conditions set forth in Sections 6(b) and 7(b) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement); provided, however, that if a party's obligations with respect to such Additional Closing are terminated pursuant to this Section 9(k)(ii), RCGI shall be obligated to pay Buyer (so long as Buyer is not a breaching party) its transaction fees and reimbursement amounts as set forth in Section 4(i) as if Buyer had purchased the Additional RCGI Notes.

         l. Placement Agent. RCGI acknowledges that it has engaged C. K. Cooper & Company as placement agent in connection with the sale of the RCGI Notes and the RCGI Warrant. RCGI shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. RCGI shall pay, and hold Buyer harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such payment. RCGI represents and warrants to Buyer that it has not engaged any other placement agent, broker or financial advisor (other than C. K. Cooper & Company) in connection with the acquisition of the Securities pursuant hereto. Buyer represents to RCGI that, except for Buyer's general partner and its investment advisor, whose fees and expenses are covered by RCGI's reimbursement obligation under Section 4(i), Buyer has not engaged any placement agent, broker or financial advisor in connection with the transactions contemplated hereby. Buyer shall hold RCGI harmless against any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any payment by such a Person, other than a claim under Section 4(i) hereof.

         m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         n. Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and RCGI or any of the Subsidiaries does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to RCGI, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         p. Payment Set Aside. To the extent that RCGI or any of the Subsidiaries makes a payment or payments to Buyer pursuant to this Agreement, the Registration Rights Agreement, the RCGI Notes, the RCGI Warrant, the Guaranty or any other Transaction Document or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to RCGI or any of the Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         q. Transfer Agent Instructions. RCGI shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit M (the "Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company ("DTC"), registered in the name of Buyer or its respective nominee(s), for Warrant Shares upon exercise of the RCGI Warrant, in each case such amounts as specified from time to time by Buyer to RCGI. Prior to registration of the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). RCGI warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9(q) and stop transfer instructions to give effect to Section 2(f) (in the case of the New RCGI Common Shares and Warrant Shares, prior to registration of the New RCGI Common Shares, or Warrant Shares respectively, under the 1933 Act) will be given by RCGI to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of RCGI as and to the extent provided in this Agreement and the Registration Rights Agreement. If Buyer provides RCGI with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or Buyer provides RCGI with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, RCGI shall permit the transfer and, in the case of the New RCGI Common Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer and without any restrictive legend. RCGI acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, RCGI acknowledges that the remedy at law for a breach of its obligations under this Section 9(q) will be inadequate and agrees, in the event of a breach or threatened breach by RCGI of the provisions of this Section 9(q), that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         r. Independent Nature of Buyer. Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the RCGI Notes, the RCGI Warrant, and the other Transaction Documents, and it shall not be necessary for any other holder of any of the Securities to be joined as an additional party in any proceeding for such purpose.

         s.       Interpretative Matters. Unless the context otherwise requires,
(a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the use of the word "including" in this Agreement shall be by way of example rather than limitation.


                                   * * * * * *

         IN WITNESS WHEREOF, Buyer and RCGI have caused this Securities Exchange and Additional Note Purchase Agreement to be duly executed as of the date first written above.


RCGI:
----

RIVER CAPITAL GROUP, INC., a Delaware corporation


By:    /s/ Howard Taylor
       --------------------------------
Name:  Howard Taylor
Title: Chief Executive Officer



BUYER:
------

THE LONGVIEW FUND, L.P., a California limited partnership

By:  Viking Asset Management, LLC
Its: Investment Adviser

By:    /s/ Wayne H. Coleson
       --------------------------------
Name:  Wayne H. Coleson
Title: Chief Investment Officer







  Signature Page to Securities Exchange and Additional Note Purchase Agreement

                                    SCHEDULES
                                    ---------

Schedule I           Initial Officer Option Allocation
Schedule 3(a)        Organization and Qualification
Schedule 3(c)(i)     Capitalization
Schedule 3(c)(ii)    Capitalization
Schedule 3(c)(iii)   Capitalization
Schedule 3(e)        No Conflicts
Schedule 3(f)        SEC Documents
Schedule 3(g)        Absence of Certain Changes
Schedule 3(h)        Absence of Litigation
Schedule 3(i) Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances
Schedule 3(k)        No General Solicitation
Schedule 3(n)        Employee Relations
Schedule 3(o)        Intellectual Property Rights
Schedule 3(p)        Environmental Law Compliance
Schedule 3(q)        Title
Schedule 3(s)        Regulatory Permits
Schedule 3(t) Internal Accounting Controls, Disclosure Controls & Procedures, Books and Records
Schedule 3(u)        Bank Accounts
Schedule 3(v)        Tax Status
Schedule 3(w)        Transactions with Affiliates
Schedule 3(x)        Application of Takeover Protections; Rights Agreement
Schedule 3(z)        Outstanding Indebtedness; Liens
Schedule 3(bb)       Real Property
Schedule 3(cc)       Excluded Subsidiaries
Schedule 3(ff)       Stock Options

                                    EXHIBITS
                                    --------

Exhibit A            Form of RCGI Note
Exhibit B            Form of Joinder to the Security Agreement
Exhibit C            Form of Employment Agreement with M. Pawelek
Exhibit D            Form of Employment Agreement with W. Psencik
Exhibit E            Form of Employment Agreement with S. Spurlock
Exhibit F            Form of 2007 Stock Option Plan
Exhibit G            Form of Option Agreement
Exhibit H            Form of Registration Rights Agreement
Exhibit I            Form of Account Control Agreement
Exhibit J            Form of Guaranty
Exhibit K            Form of Pledge Agreement
Exhibit L:           Form of RCGI Mortgage Amendment
Exhibit M:           Form of Irrevocable Transfer Agent Instructions
Exhibit 7(a)(xviii)  Form of Legal Opinion

                                TABLE OF CONTENTS
                                -----------------


1.    EXCHANGE OF COMMON SHARES, RCGI NOTES AND WARRANTS.....................4
      a.    Securities Exchange..............................................4
      b.    Purchase and Sale of Additional RCGI Notes.......................5
      c.    The Exchange Closing Date........................................6
      d.    Additional Closing Dates.........................................6
      e.    Exchange Closing Date Form of Payment............................7
      f.    Additional Closing Date Form of Payment..........................8

2.    BUYER'S REPRESENTATIONS AND WARRANTIES.................................8
      a.    Investment Purpose...............................................8
      b.    Accredited Investor Status.......................................8
      c.    Reliance on Exemptions...........................................8
      d.    Information......................................................8
      e.    No Governmental Review...........................................9
      f.    Transfer or Resale...............................................9
      g.    Legends..........................................................9
      h.    Authorization; Enforcement; Validity............................10
      i.    Residency and Offices...........................................10

3.    REPRESENTATIONS AND WARRANTIES OF RCGI................................11
      a.    Organization and Qualification..................................11
      b.    Authorization; Enforcement; Validity............................12
      c.    Capitalization..................................................13
      d.    Issuance of Securities..........................................14
      e.    No Conflicts....................................................14
      f.    SEC Documents; Financial Statements.............................16
      g.    Absence of Certain Changes......................................18
      h.    Absence of Litigation...........................................19
      i.    Full Disclosure; No Undisclosed Events, Liabilities,
            Developments or Circumstances...................................19
      j.    Acknowledgment Regarding Buyer's Purchase of RCGI Notes and
            Warrants........................................................19
      k.    No General Solicitation.........................................20
      l.    No Integrated Offering..........................................20
      m.    Dilutive Effect.................................................20
      n.    Employee Relations..............................................21
      o.    Intellectual Property Rights....................................21
      p.    Environmental Laws..............................................22
      q.    Title...........................................................23
      r.    Insurance.......................................................24
      s.    Regulatory Permits..............................................24
      t.    Internal Accounting Controls; Disclosure Controls and
            Procedures; Books and Records...................................25
      u.    Bank Accounts...................................................26

      v.    Tax Status......................................................26
      w.    Transactions With Affiliates....................................26
      x.    Application of Takeover Protections; Rights Agreement...........27
      y.    Foreign Corrupt Practices.......................................27
      z.    Outstanding Indebtedness; Liens.................................27
      aa.   Ranking of RCGI Notes...........................................27
      bb.   Real Property...................................................28
      cc.   Excluded Subsidiaries...........................................29
      dd.   No Materially Adverse Contracts, Etc............................30
      ee.   Investment Company..............................................30
      ff.   Stock Options...................................................30
      gg.   Schedules.......................................................30

4.    AFFIRMATIVE COVENANTS.................................................30
      a.    Reasonable Best Efforts.........................................30
      b.    Form D and Blue Sky.............................................30
      c.    Reporting Status................................................31
      d.    Use of Proceeds.................................................31
      e.    Financial Information of RCGI...................................31
      f.    Internal Accounting Controls....................................31
      g.    Reservation of Shares...........................................32
      h.    Listing.........................................................32
      i.    Expenses........................................................32
      j.    Disclosure of Transactions and Other Material Information.......33
      k.    Pledge of Securities............................................34
      l.    Notices.........................................................34
      m.    Compliance with Laws and Maintenance of Permits.................35
      n.    Inspection and Audits...........................................36
      o.    Insurance.......................................................36
      p.    Collateral......................................................37
      q.    Taxes...........................................................37
      r.    Intellectual Property...........................................38
      s.    Patriot Act, Investor Secrecy Act and Office of Foreign Assets
            Control.........................................................38
      t.    Drilling Title Opinions.........................................38
      u.    Security Covenants..............................................38
      v.    Subsidiary Interests............................................40
      w.    Divestiture.....................................................41
      x.    Existing Options................................................41
      y.    Further Instruments and Acts....................................41
      z.    Guarantee of Obligations under Sonterra SPA.....................41
      aa.   Information Statement...........................................41
      bb.   Additional Financial Information................................43

5.    NEGATIVE COVENANTS....................................................43
      a.    Prohibition Against Variable Priced Securities..................43
      b.    Status..........................................................43

      c.    Stay, Extension and Usury Laws..................................44
      d.    Payment Restrictions Affecting Subsidiaries.....................44
      e.    Prepayments.....................................................44
      f.    Indebtedness....................................................44
      g.    Liens...........................................................45
      h.    Sale of Collateral..............................................45
      i.    Corporate Existence; Leases.....................................46
      j.    Restriction on Loans; Investments; Subsidiary Equity............46
      k.    Equipment.......................................................47
      l.    Affiliate Transactions..........................................47
      m.    Settling of Accounts............................................47
      n.    Executive Compensation..........................................47
      o.    Limitation on Sale and Leaseback Transactions...................48
      p.    Investment Company; Public Utility..............................48
      q.    Real Property Leases............................................48
      r.    Restriction on Purchases or Payments............................48
      s.    No Avoidance of Obligations.....................................48
      t.    Right to Participate in Future Financing........................49
      u.    Limits on Additional Issuances..................................50
      v.    No Integrated Offering..........................................51
      w.    Regulation M....................................................51

6.    CONDITIONS TO THE OBLIGATIONS OF RCGI TO CLOSE........................51
      a.    Exchange Closing................................................51
      b.    Additional Closings.............................................52

7.    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE.............................52
      a.    Exchange Closing................................................52
      b.    Additional Closing. :...........................................55

8.    INDEMNIFICATION.......................................................57
      a.    RCGI Indemnification Obligation.................................57
      b.    Indemnification Procedures......................................57

9.    GOVERNING LAW; MISCELLANEOUS..........................................58
      a.    Governing Law; Jurisdiction; Jury Trial.........................58
      b.    Counterparts....................................................59
      c.    Headings........................................................59
      d.    Severability....................................................59
      e.    Entire Agreement; Amendments....................................59
      f.    Notices.........................................................60
      g.    Successors and Assigns..........................................61
      h.    No Third Party Beneficiaries....................................62
      i.    Survival........................................................62
      j.    Further Assurances..............................................62
      k.    Termination.....................................................62

      l.    Placement Agent.................................................63
      m.    No Strict Construction..........................................63
      n.    Remedies........................................................63
      o.    Rescission and Withdrawal Right.................................63
      p.    Payment Set Aside...............................................63
      q.    Transfer Agent Instructions.....................................64
      r.    Independent Nature of Buyer.....................................64
      s.    Interpretative Matters..........................................65